UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Harris & Harris Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2012

To the Shareholders of Harris & Harris Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders of Harris & Harris Group, Inc. (the “Company”) will be held on Thursday, June 7, 2012, at 3:00 p.m., local time, at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square (between 42nd and 43rd Streets), New York, New York 10036. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

1.	To elect eight directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2012;

3.	To cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included herein;

4.	To approve the Company’s Amended and Restated Equity Incentive Plan for our directors, officers and other employees; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

We encourage you to contact us at 877-846-9832, from 9:00 a.m. to 5:00 p.m. EST, if you have any questions.

Holders of record of the Company's common stock as of the close of business on April 11, 2012, will be entitled to vote at the meeting.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States, so you will be represented at the Annual Meeting. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

By Order of the Board of Directors,
April 27, 2012
New York, New York	Sandra M. Forman
Corporate Secretary

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING DATE IS JUNE 7, 2012.

(THIS PAGE LEFT BLANK INTENTIONALLY)

Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, New York 10018
(212) 582-0900

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2012

Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Harris & Harris Group, Inc. (the “Company,” “we,” “us” or “our”) on certain matters to be voted on at our upcoming 2012 annual meeting of shareholders (the “Annual Meeting”), which will be held on Thursday, June 7, 2012, at 3:00 p.m., local time, at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square (between 42nd and 43rd Streets), New York, New York 10036, and at any postponements or adjournments thereof. We are mailing this proxy statement and the accompanying notice and proxy card, along with our Company's Annual Report for the fiscal year ended December 31, 2011, on or about April 27, 2012.

ABOUT THE MEETING

What Is The Purpose of The Annual Meeting?

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect eight directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified (“Election of Directors Proposal”);

2.	To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2012 (“Ratification of Auditor Proposal”); and

3.	To cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included herein (“Advisory Vote on Compensation Proposal”);

4.	To approve the Company’s Amended and Restated Equity Incentive Plan for our directors, officers and other employees (“Approval of Amended and Restated Equity Incentive Plan Proposal”) ; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

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We are not aware of any other matter that will be presented for your vote at the meeting.

Who Is Entitled To Vote?

Only shareholders of record at the close of business on the record date, April 11, 2012, are entitled to receive notice of and to vote the shares of our common stock that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder as of the record date to cast one vote on each matter acted upon at the meeting. As of the record date, the Company had 31,000,601 shares of common stock outstanding. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

How Is A Quorum Determined?

Approval of any of the matters submitted for shareholder approval requires that a quorum be present. Our Bylaws provide that a majority of the shareholders entitled to vote, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

How Can I Vote?

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named on the proxies will vote upon such matters at their discretion.

What Does It Mean If I Receive More Than One Proxy Card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

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What Is Required To Approve Each Proposal?

Subject to the rules for broker non-votes and abstentions discussed below:

Election of Directors. For the Election of Directors Proposal, the directors will be elected by a plurality of the votes cast (that is, the eight nominees who receive more affirmative votes than any other nominees will be elected).

Ratification of Auditor. For the Ratification of Auditor Proposal, the proposal will be approved if a majority of the votes cast are cast in favor.

Advisory Vote on Executive Compensation. For approving, on an advisory basis, the Advisory Vote on Compensation Proposal, the proposal will be approved if a majority of the votes cast are cast in favor. Although the vote is non-binding on the Company, the Board of Directors will consider the outcome of the vote when making future compensation decisions.

Approval of Amended and Restated Equity Incentive Plan. For the Approval of the Amended and Restated Equity Incentive Plan Proposal, the proposal will be approved if a majority of the votes cast are cast in favor.

Other Matters. All other matters being submitted to a shareholder vote pursuant to the Notice of Annual Meeting will be approved if a majority of the votes cast on a particular matter are cast in favor of that matter.

What Happens If I Abstain?

For purposes of the Ratification of Auditor Proposal, the Advisory Vote on Compensation Proposal, and unspecified matters that come before the meeting, votes withheld or abstentions will not be counted as votes cast on the matter and will have no effect on the result of the vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If your broker holds your shares in its “street” name, the broker may not vote your shares on the Election of Directors Proposal or the Amended and Restated Equity Incentive Plan Proposal.

What Happens If A Quorum Is Not Present At The Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, either with or without the vote of shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxy holders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

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Who Will Bear The Costs Of This Solicitation?

Proxies are being solicited by Phoenix Advisor Partners, pursuant to its standard contract as proxy solicitor, the cost of which will be borne by us and is estimated to be approximately $7,000 plus out-of-pocket expenses. We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses. It is estimated that those costs will be approximately $45,000.

May I Revoke My Vote?

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to our Corporate Secretary, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date.

What Are the Deadlines to Nominate Directors or to Propose Other Business for Consideration at the 2013 Annual Meeting of Shareholders?

Since our 2012 Annual Meeting of Shareholders was changed by more than 30 days, under SEC rules, any shareholder proposals intended to be presented for inclusion in our proxy statement and form of proxy for the next Annual Meeting of Shareholders to be held in 2013 must be received in writing by the Corporate Secretary of the Company at Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018, within a reasonable time before the Company begins to print and mail its proxy materials, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2013 Annual Meeting of Shareholders.

Shareholders who do not wish to follow the SEC rules for submitting a proposal must notify the Company in accordance with the provisions of the Company's Bylaws. Under our Bylaws, nominations for director may be made only by the Board or by the Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to our Corporate Secretary (containing certain information specified in the Bylaws). Notice of such nominations and other proposals must be received not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding Annual Meeting of Shareholders provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Proposals must also comply with the other requirements contained in the Company's Bylaws. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

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Rule 14a-4 of the SEC's proxy rules allows us to use discretionary voting authority to vote on matters coming before an Annual Meeting of Shareholders, if we do not have notice of the matter at least 45 days before the anniversary of the date on which we first mailed our proxy materials for the prior year's Annual Meeting of Shareholders or the date specified by the advance notice provision in our Bylaws. For our Annual Meeting of Shareholders expected to be held in May of 2013, shareholders must submit such written notice to our Corporate Secretary in accordance with our advance notice provision, as described above.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to our Corporate Secretary.

How Many Shares Do the Company’s Principal Shareholders, Directors and Executive Officers Own?

Set forth below is information, as of April 11, 2012, with respect to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers (as defined below) and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all shares are beneficially owned and investment and voting power is held by the persons named as owners. None of the shares owned by directors or officers have been pledged. Some of the information in the table below is from publicly available information that may be as of dates earlier than April 11, 2012. At this time, we are unaware of any shareholder owning five percent or more of the outstanding shares of common stock other than Susan T. Harris. The percentage of ownership is based on 31,000,601 shares of common stock outstanding as of April 11, 2012, together with the exercisable options for such shareholder, as applicable. In computing the percentage ownership of a shareholder, shares that can be acquired upon the exercise of outstanding options are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise provided, the address of each holder is c/o Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Outstanding Common Shares Owned

Independent Directors:
W. Dillaway Ayres, Jr.	24,254		*
Dr. Phillip A. Bauman	51,495	(2)	*
Dugald A. Fletcher(3)	41,012		*
Lucio L. Lanza	5,517		*
Charles E. Ramsey	57,593		*
James E. Roberts	46,243		*
Richard P. Shanley	29,679		*
Bruce W. Shewmaker	3,553		*

Interested Directors:
Douglas W. Jamison	422,529	(4)	1.3
Lori D. Pressman(5)	24,315		*

Named Executive Officers:
Alexei A. Andreev	398,477	(6)	1.3
Sandra M. Forman	253,678	(7)	*
Misti Ushio	113,448	(8)	*
Daniel B. Wolfe	408,168	(9)	1.3

All directors and executive officers as a group (16 persons)	1,964,339	(10)	6.0

Five Percent Shareholders: Susan T. Harris c/o Lawrence B. Thompson, Esq. Emmet, Marvin & Martin, LLP 120 Broadway New York, NY 10271	1,736,515	(11)	5.4

________________

* Less than 1 percent.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “1934 Act”).

(2)	Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife; 100 shares owned by Milbry Polk-Bauman, Dr. Bauman’s daughter; and 100 shares owned by Mary Polk-Bauman, Dr. Bauman's daughter. Ms. Milbry C. Polk is the custodian for Mary Polk-Bauman’s account.

(3)	Mr. Fletcher is not standing for re-election.

(4)	Includes 60,847 shares and 361,682 shares that can be acquired upon the exercise of outstanding options.

(5)	Ms. Pressman is not standing for re-election.

(6)	Includes 34,041 shares and 364,436 shares that can be acquired upon the exercise of outstanding options.

(7)	Includes 16,814 shares, 250 shares owned by Mr. Edward B. Forman, Ms. Forman's husband, 1,000 shares owned by a trust in which Ms. Forman has investment authority, but no voting authority and 235,614 shares that can be acquired upon the exercise of outstanding options.

(8)	Amount represents 10,140 shares and 103,308 shares that can be acquired upon the exercise of outstanding options.

(9)	Includes 40,615 shares and 367,553 shares that can be acquired upon the exercise of outstanding options.

(10)	Includes 447,745 shares and 1,516,594 shares that can be acquired upon the exercise of outstanding options.

(11)	Pursuant to a 13D/A filed on February 22, 2010, includes 608,254 shares and 1,128,261 shares that can be acquired upon the exercise of outstanding options.
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Set forth below is the dollar range of equity securities beneficially owned by each director and nominee as of April 11, 2012.

Name of Director or Nominee	Dollar Range of Equity Securities Beneficially Owned (1)(2)(3)

Independent Directors
W. Dillaway Ayres, Jr.	$50,001 - $100,000
Dr. Phillip A. Bauman	Over $100,000
Dugald A. Fletcher Lucio A. Lanza	Over $100,000 $10,001 - $50,000
Charles E. Ramsey	Over $100,000
James E. Roberts	Over $100,000
Richard P. Shanley Bruce W. Shewmaker	Over $100,000 $10,001 - $50,000

Interested Directors
Douglas W. Jamison(4)	Over $100,000
Lori D. Pressman(5)	$50,001 - $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the 1934 Act.
(2)	The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.
(3)	The dollar ranges are based on the price of the equity securities as of April 11, 2012.
(4)	Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940 (the “1940 Act”).
(5)	Denotes an individual who may be considered an “interested person” because of consulting work performed for us.
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ELECTION OF DIRECTORS

(Proposal No. 1)

The eight nominees listed below have been nominated to serve as our directors until the next annual meeting or until their respective successors are duly elected and qualified. All nominees currently serve as directors. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by our present Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

Nominees

Certain information, as of April 11, 2012, with respect to each of the eight nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience and skills, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All of the nominees have agreed to serve if elected and consent to being referred to in this Proxy Statement. The nominees for election as directors of the Company have been divided into two groups -- interested directors and independent directors. Interested directors are “interested persons” as defined in the 1940 Act or persons who may be considered “interested persons” because of consulting work done for us. We do not currently have an advisory board.

Interested Directors

Douglas W. Jamison. Mr. Jamison, age 42, has served as the Company’s Chairman and Chief Executive Officer since January 2009, as President and as Chief Operating Officer from January 2005 through December 2008, as Treasurer from March 2005 to May 2008, as a Managing Director since January 2004, as Chief Financial Officer from January 2005 through December 2007 and as Vice President from September 2002 through December 2004. He has been a member of our Board of Directors since May 2007. Since January 2009, he has served as Chairman and Chief Executive Officer of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company; since January 2005, he has served as a Director; and from January 2005 to December 2008 he served as President. Mr. Jamison is a director of HzO, Inc., a privately held company in which we have an investment. He is a board observer of ABS Materials, Inc., Ancora Pharmaceuticals, Inc., Produced Water Absorbents, Inc. and Metabolon, Inc., privately held companies in which we have investments. He is Co-Editor-in-Chief of “Nanotechnology Law & Business.” He is Co-Chair of the Advisory Board, Converging Technology Bar Association and a member of the University of Pennsylvania Nano-Bio Interface Ethics Advisory. From 1997 to 2002, he worked as a senior technology manager at the University of Utah Technology Transfer Office, where he managed intellectual property in physics, chemistry and the engineering sciences. He was graduated from Dartmouth College (B.A.) and the University of Utah (M.S.). We believe Mr. Jamison is qualified to serve on our Board of Directors because of his intimate knowledge of our operations through his day-to-day leadership as Chief Executive Officer of the Company along with his comprehensive experience on the Boards of Directors of many of our private portfolio companies.

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Independent Directors

W. Dillaway Ayres, Jr. Mr. Ayres, age 61, has served as a member of our Board of Directors since November 2006. He has served as the Chief Operating Officer of Cold Spring Harbor Laboratory, a research and educational institution in the biological sciences, since November 2000. Prior to joining Cold Spring Harbor Laboratory in 1998, Mr. Ayres had a 20-year business career during which he worked as a corporate executive at Union Carbide, American Express and American Broadcasting Corporation. He has also co-founded a venture capital-backed internet company and worked for five years in investment banking and private equity at Veronis Suhler & Associates in New York where he was a Managing Director. He was graduated from Princeton University (A.B., English) and from the Columbia University Graduate School of Business (M.B.A., Finance). We believe Mr. Ayres is qualified to serve on our Board of Directors because of his venture capital, investment banking and private equity experience as well as his experience as a corporate executive spanning the length of his career. Additionally, his managerial role at a reputable research and educational institution in biological sciences as well as his expertise and credit-related experience for the institutions he has managed, also qualify him for his roles as a Director. His years of managerial experience also qualify him for his role as Chairman of the Compensation Committee.

Dr. Phillip A. Bauman. Dr. Bauman, age 56, has served as a member of our Board of Directors since February 1998. Since 1999, he has been Senior Attending of Orthopaedic Surgery at St. Luke's/Roosevelt Hospital Center in Manhattan, and since 2000, he has served as an elected member of the Executive Committee of the Medical Board of St. Luke's/Roosevelt Hospital. He is a founding member and has been on the Board of Managers for the Hudson Crossing Surgery Center since 2005. Since 1997, he has been Assistant Professor of Orthopaedic Surgery at Columbia University. Since 1994, he has been Vice President of Orthopaedic Associates of New York. He has consulted for Skyline Venture Partners, a venture capital firm specializing in healthcare companies. He is an active member of the American Academy of Orthopaedic Surgeons, the American Orthopaedic Society for Sports Medicine, the American Orthopaedic Foot and Ankle Society, the New York State Society of Orthopaedic Surgeons, the New York State Medical Society and the American Medical Association. He was graduated from Harvard College (A.B.), Harvard University (A.M., Biology) and the College of Physicians and Surgeons at Columbia University (M.D.). We believe Dr. Bauman is qualified to serve on our Board of Directors because his expertise in the area of healthcare, one of the three sectors in which we invest. His medical background and his work in venture capital gives him an in-depth understanding of risks associated with the structuring of investments in healthcare related companies.

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Lucio L. Lanza. Mr. Lanza, age 67, has served as a member of our Board of Directors since August 2010. He is the Managing Director of Lanza techVentures, an early-stage venture capital and investment firm, which he founded in January 2001. Since 2008, he has been a General Partner and the Chief Technology Strategist of Radnorwood Capital, LLC, an investor in public technology companies. Previously, he was a General Partner of US Venture Partners, a venture capital firm. Throughout his career, he has held senior level and strategic positions at Cadence Design Systems, Inc., EDA Systems, Inc., Daisy Systems, Corp., Intel Corp., Olivetti Corporation and as a non-executive director of ARM Holdings plc. He is Chairman and a Director of PDF Solutions, a public company in the semiconductor yield management business, and a Director of several privately held companies: Extreme DA, Forte DS, Critical Blue, Gradient DA, Jasper DA, ChipPath Design Systems and Sigmatix, Inc. He was graduated from Politecnico of Milano with a doctorate in electronic engineering. We believe Mr. Lanza is qualified to serve on our Board of Directors because of his experience as a senior executive of venture capital firms and his experience on other private and public Boards of Directors. We believe he brings business, finance and risk assessment skills to his Board service with the Company. Mr. Lanza’s experience and skills closely align with our business. His venture capital experience facilitates an in-depth understanding of risks associated with the structuring of investments in technology-related companies and assists us in the markets in which we compete. Mr. Lanza’s risk management expertise and venture capital experience also qualify him to serve as Chairman of our Valuation Committee.

Charles E. Ramsey. Mr. Ramsey, age 69, has served as a member of our Board of Directors since October 2002. Since 1997, he has been a consultant in the area of human resources and venture capital. He is a retired founder and principal of Ramsey/Beirne Associates, Inc., an executive search firm that specialized in recruiting top officers for high technology companies, many of which were backed by venture capital. He is a member of the board of directors and Chairman Emeritus of Bridges to Community, a non-governmental organization dedicated to construction projects in Nicaragua. As Chairman Emeritus, he serves on the Executive, Personnel and Administration and Fund Development Committees. He was graduated from Wittenberg University (B.A.). We believe Mr. Ramsey is qualified to serve on our Board of Directors because of his long career in the field of human resources, where he recruited top officers and directors for high technology companies in the venture capital space. Mr. Ramsey’s expertise and experience in human resources also qualifies him to serve as Chairman of our Nominating and Management Development Committee.

James E. Roberts. Mr. Roberts, age 66, has served as Lead Independent Director since May 2011. Since June 1995, he has served as a member of our Board of Directors. Since May 2011, he has been Senior Vice President – Corporate Underwriting and from October 2009 to May 2011, he was Managing Vice President Corporate Underwriting with Tower Group, Inc. Prior to joining Tower Group, Mr. Roberts was employed by AequiCap Group from January 2006 to October 2009, serving as President of AequiCap Insurance Company from January 2006 to October 2009, and as President of AequiCap Program Administrators from September 2007 to October 2009. He was graduated from Cornell University (A.B.). We believe Mr. Roberts is qualified to serve on our Board of Directors because of his executive management and leadership roles within numerous insurance companies and his considerable experience in insurance and risk management. His intimate knowledge of our operations through over 17 years of service on our Board of Directors further qualifies him for service on our Board of Directors and as our Lead Independent Director.

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In late February 2011, AequiCap Insurance Company made a voluntary filing for rehabilitation with the Florida Office of Insurance Regulation. On February 28, 2011, a consent order appointing the Florida Department of Financial Services (“FDS”) as receiver for AequiCap Insurance Company was approved, and on March 7, 2011, an order appointing the FDS as receiver for purpose of liquidation was approved.

Richard P. Shanley. Mr. Shanley, age 65, has served as a member of our Board of Directors since March 2007. From February 2001 to December 31, 2006, he was a partner of Deloitte & Touche LLP. During his over 30 years of public accounting experience, he served as lead audit partner on numerous audit engagements for public and private companies and companies making public stock offerings. He served as lead audit partner primarily for biotechnology, pharmaceutical and high-tech companies, including companies enabled by nanotechnology. He has been actively involved on the Biotech Council of New Jersey, the New Jersey Technology Council, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization and the NanoBusiness Alliance. He is Chairman of the board of directors of Redpoint Bio Corporation, a publicly held biotechnology company. He is an active member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a licensed Certified Public Accountant in New York. He was graduated from Fordham University (B.S.) and Long Island University (M.B.A. in Accounting). We believe Mr. Shanley is qualified to serve on our Board of Directors because of his extensive prior financial, valuation and accounting experience, as well as his experience with companies investing in nanotechnology. Mr. Shanley’s career as a certified public accountant and as a partner at a large accounting firm qualifies him for his role as Chairman of the Audit Committee.

Bruce W. Shewmaker. Mr. Shewmaker, age 66, has served as a member of our Board of Directors since August 2011. Mr. Shewmaker was recommended to our Board of Directors by the Chief Executive Officer. Since November 2003, Mr. Shewmaker has been a Managing Director of MVC Capital, Inc., a publicly traded business development company listed on the NYSE (“MVC”) and a Senior Managing Director of The Tokarz Group Advisers, a registered investment adviser that advises MVC Capital. Prior to joining MVC, he co-founded and served as an adviser to CrossBow Ventures, a private investment fund and SBIC with committed capital of $160 million. Previously, he was a Managing Director of E*Offering Corp., an investment banking firm that was later merged into WIT Sound View Group, from 1999 to 2001. From 1997 to 1998, Mr. Shewmaker served as President and Director of The US Russia Investment Fund, with committed capital of $440 million, where he managed a staff of 60 people, including eight private equity professionals, in seven offices across the Russian Federation. Throughout his career, he has held senior level and strategic positions at New Century Management, Vector Venture Partners Group, Merrill Lynch R&D Management, Inc., Merrill Lynch Oklahoma Venture Partners, L.P. and Merrill Lynch Venture Capital, Inc. He is a Director of several privately held companies: Foliofn, Inc., Velocitius B.V., Garrison Capital LLC and Vestal Manufacturing Enterprises, Inc. and on the Board of Managers of MVC Partners, LLC, a wholly-owned portfolio company of MVC Capital. He was graduated from the Ohio State University (B.S.) and has completed graduate work in Management Studies at New York University’s Leonard N. Stern School of Business. We believe Mr. Shewmaker is qualified to serve on our Board of Directors because of his financial, managerial, business experience in the venture capital and private equity industries, as well as his experience and knowledge of the regulatory framework applicable to investment companies, particularly business development companies.

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Board of Directors and Committees

In 2011, there were four meetings of the Board of Directors of the Company, and the full Board acted six times by unanimous written consent. During 2011, no director attended fewer than 75 percent of the total Board of Directors' meetings and applicable committee meetings on which each director served.

Our policy is that our directors are encouraged to attend annual meetings of shareholders. In 2011, all but one of the Company's directors attended the annual meeting of shareholders.

Board Leadership Structure

The Board of Directors does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board believes it should be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Mr. Jamison, the current Chairman of the Board and Chief Executive Officer, is an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act). At present, the Board of Directors believes that Mr. Jamison’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its shareholders. Mr. Jamison possesses detailed and in-depth knowledge of the day-to-day and overall issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, and portfolio companies. The Board of Directors also believes that combining the Chairman of the Board and Chief Executive Officer roles is appropriate given our current asset size, bearing in mind the goal of keeping costs as low as possible.

The Board members also believe that the Lead Independent Director plays an important role and fulfills most of the benefits to the Company of having an independent Chairman without the full expense of hiring an independent Chairman. The Lead Independent Director’s duties include acting as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, providing the Chairman with input regarding agenda items for Board and Committee meetings, coordinating with the Chairman to provide information to the independent directors regarding their duties, coordinating the activities of the Independent Directors, including performing the role of Chairman of the Independent Directors Committee, coordinating the agenda for and moderating sessions of the Board's Independent Directors and other non-employee directors, and facilitating communications between the other members of the Board, between the Board and senior management, and between the Chief Compliance Officer and the Board. The Board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Chairman structure.

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In addition, all of the Directors, other than Mr. Jamison, are independent, and the Board believes that the Independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the Independent Directors have regular executive sessions. Also, the Independent Directors serve as the chairpersons for all Board Committees (other than the Executive Committee) and meet on a quarterly basis in executive session with the Chief Compliance Officer.

Board’s Role in Risk Oversight

The Board as a whole, under the direction of the Lead Independent Director, has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and the controls that management uses to mitigate those risks. Members of the senior management team meet annually to review the current risks for the Company’s business, and to ensure that the compliance policies and procedures are revised along with changes to the current risks. The risks and the amended policies and procedures are presented to the Board of Directors for their review and input at least annually. In addition, members of the senior management team meet quarterly to review strategic risks, and report to the Board about these discussions as appropriate.

Additionally, the Board committees assist the full Board in risk assessment. The Independent Directors Committee meets regularly in executive session, with and without the Chief Compliance Officer, and oversees compliance and strategic risks of the Company. It also oversees the compliance policies and procedures of the Company and its service providers. The Audit Committee oversees compliance by the Company with legal and regulatory requirements. Specifically, the Audit Committee discusses with the Company’s management and independent registered public accountants the integrity of the Company’s financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks. The Audit Committee Chairman meets independently with the registered public accountants and the other outside accounting firms. The Compensation Committee reviews risks related to compensation policies and procedures. The Nominating and Management Development Committee considers risk assessment skills when considering nominees for the Board of Directors. The Board has appointed all independent members of the Board to the Valuation Committee to have oversight of valuation risk.

Communications with the Board of Directors

Shareholders and other interested parties may contact the Board, James E. Roberts, our Lead Independent Director, or any member of the Board by mail. To communicate with the Board, the Lead Independent Director or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate, by either name or title. All such correspondence should be sent c/o Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018. Such correspondence will be forwarded to the appropriate board member or members after screening to eliminate marketing and junk mail.

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Board Committees

The Company's Board of Directors currently has six committees comprised of the following members in 2011, all of whom except Mr. Jamison are independent under the rules of the Nasdaq Global Market and “not interested” directors for the purposes of the 1940 Act:

Executive	Audit	Compensation

Douglas W. Jamison(1)	Richard P. Shanley(1)	W. Dillaway Ayres(1)
W. Dillaway Ayres Charles E. Ramsey	W. Dillaway Ayres Dugald A. Fletcher	Dr. Phillip A. Bauman Dugald A. Fletcher
James E. Roberts Richard P. Shanley	Lucio L. Lanza	Charles E. Ramsey James E. Roberts

Nominating	Valuation	Independent Directors

Charles E. Ramsey(1)	Lucio L. Lanza(1)	James E. Roberts(1)
Dr. Phillip A. Bauman	W. Dillaway Ayres	W. Dillaway Ayres
Lucio L. Lanza	Dr. Phillip A. Bauman	Dr. Phillip A. Bauman
Richard P. Shanley	Dugald A. Fletcher	Dugald A. Fletcher
	Charles E. Ramsey James E. Roberts	Lucio L. Lanza Charles E. Ramsey
	Richard P. Shanley	Richard P. Shanley
	Bruce W. Shewmaker	Bruce W. Shewmaker

(1) Denotes the Chairman of the Committee.

Executive Committee. The Executive Committee may meet from time to time between regular meetings of the Board of Directors for strategic planning and to exercise the authority of the Board to the extent provided by law. The Executive Committee met twice and did not act by unanimous written consent in 2011.

Audit Committee. The Audit Committee (i) oversees all material aspects of our accounting and financial reporting processes, internal control and audit functions; (ii) monitors the independence and performance of our independent registered public accountants; (iii) provides a means for open communication among our independent registered public accountants, financial and senior management, and the Board; and (iv) oversees compliance by us with legal and regulatory requirements.

The Audit Committee operates pursuant to a written charter approved by our Board of Directors. A current copy of the Audit Committee Charter of the Company is available on our website (http://ir.hhvc.com/governance.cfm). The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The Audit Committee met four times and did not act by unanimous written consent in 2011. The Audit Committee has selected, and a majority of the Board of Directors has ratified, PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to shareholder approval.

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Audit Committee's Pre-Approval Policies

In 2011, the Audit Committee of the Company has pre-approved all audit and non-audit services provided to us by PwC. The Audit Committee's Pre-Approval Policies and Procedures provide that the Audit Committee (or the Chairman pursuant to delegated authority) must pre-approve all auditing services and permitted non-audit services and that all such requests to provide services must be submitted to the Audit Committee or the Chairman, as the case may be, by both the independent auditor and the Chief Financial Officer.

The Audit Committee has determined that the provision of non-audit services that were provided during 2011 is compatible with maintaining PwC's independence in performing audit services for the Company.

Audit Committee Report

Our Audit Committee presents the following report:

The Audit Committee of the Company has performed the following functions: (i) the Audit Committee reviewed and discussed the audited financial statements of the Company with management, (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors' independence, and (iv) based on the review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (“SEC”).

Respectfully,

Members of the Audit Committee

Richard P. Shanley (Chairman)

W. Dillaway Ayres

Dugald A. Fletcher

Lucio L. Lanza

Compensation Committee. The Compensation Committee of the Board (the “Committee”) annually reviews and approves corporate goals and objectives relevant to total compensation -- that is, changes in components of total compensation, including base salary, bonus and equity incentive plan compensation -- of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total compensation. The Committee is composed entirely of directors who are independent under the rules of the Nasdaq Global Market and “not interested” directors as defined in the 1940 Act. Each of the Committee members is also a “non-employee director” as defined in Section 16 of the 1934 Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Committee also annually reviews benefits for all employees. The details of the processes and procedures involved in the establishment of executive compensation and benefits are described in the Compensation Discussion & Analysis (“CD&A”) beginning on page 23. The Committee met three times and acted by unanimous written consent once in 2011.

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The Company's full Board, including a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act), ultimately makes the final decisions regarding the Chief Compliance Officer's compensation and approves grants under the Equity Incentive Plan made by the Committee for all employees as required by the 1940 Act.

The Compensation Committee Charter is available on the Company's website (http://ir.hhvc.com/governance.cfm).

Role of Compensation Consultant

In 2011, the Committee again engaged Johnson Associates to advise it on relevant executive pay and related issues. Mr. Ayres, the Chairman of the Committee, with the assistance of Ms. Forman, in her role as Director of Human Resources, provided information to Johnson Associates regarding the role of each employee, our perceived competition and the Committee's goals with respect to compensation in general. Mr. Jamison, our Chief Executive Officer, also participated in conversations with Johnson Associates regarding overall compensation. During 2011, Johnson Associates assisted the Committee by:

•	Reviewing the Company's cash compensation and competitive market data with respect to private venture capital firms, asset management firms, public companies with similar market capitalizations and compliance professionals;

•	Making recommendations regarding awards of restricted stock; and

•	Reviewing the CD&A.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation on the Committee in 2011.

All members of the Committee are independent directors and none of the members is a present or past employee of the Company. No member of the Committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the 1934 Act; or (ii) is an executive officer of another entity at which one of our executive officers serves on the board of directors.

Compensation Committee Report on Executive Compensation

Our Compensation Committee presents the following report:

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The Committee has reviewed and discussed the CD&A with management and has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully,

Members of the Compensation Committee

W. Dillaway Ayres (Chairman)

Dr. Phillip A. Bauman

Dugald A. Fletcher

Charles E. Ramsey

James E. Roberts

Nominating and Management Development Committee. The Nominating and Management Development Committee (the “Nominating Committee”) acts as an advisory committee to the Board by identifying individuals qualified to serve on the Board as directors and on committees of the Board, and to recommend that the Board select the Board nominees for the next annual meeting of shareholders. Additionally, the Nominating Committee supports the development of the Company’s management. The Nominating Committee met twice and did not act by unanimous written consent in 2011.

The Nominating Committee annually reviews the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, potential conflicts of interest, diversity, age, skills, including risk assessment skills and specific past experience or particular expertise that would be useful to the Company, and industry backgrounds and knowledge in the context of the needs of the Board and the Company. The Nominating Committee also considers the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation in meetings. In particular, the Nominating Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s business.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (skills, industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board of Directors believes that director nominees should not be chosen nor excluded solely or largely because of age, race, color, gender, national origin or sexual orientation or identity. Most important, the Board of Directors believes that diversity of experience is an important factor to consider when evaluating nominees because of the breadth of our business as a publicly traded, venture capital firm, operating as a business development company in many different industries relating to nanotechnology.

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The Nominating Committee evaluates all candidates for the Board based on the above qualifications, regardless of whether the candidate was nominated by an officer, Board member or shareholder. The Nominating Committee also conducts regular reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, by reviewing the considerations described above and past contributions to the Board.

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include:

•	The name of the shareholder and evidence of the person's ownership of shares of the Company, including the number of shares owned and the length of time of ownership;

•	The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board; and

•	If requested by the Nominating Committee, a completed and signed directors’ questionnaire.

The shareholder recommendation and information described above must be sent to the Company's Corporate Secretary, c/o Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018, and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders or, if the meeting has moved by more than 30 days, a reasonable amount of time before the meeting.

Preliminary interviews of director candidates may be conducted by the Chairman of the Nominating Committee or, at his request, any other member of the Nominating Committee or Board, the Lead Independent Director and the Chairman of the Board. Background material pertaining to director candidates is distributed to the members of the Nominating Committee for their review. Director candidates who the Nominating Committee determines merit further consideration are interviewed by the Chairman of the Nominating Committee and such other Nominating Committee members, directors and key senior management personnel as determined by the Chairman of the Nominating Committee. The results of these interviews are considered by the Nominating Committee in its deliberations. We do not currently pay any third party a fee to assist in the process of identifying and evaluating candidates.

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The Nominating Committee operates pursuant to a written charter approved by our Board of Directors. The Nominating and Management Development Committee Charter sets out the responsibilities, authority and duties of the Nominating Committee. The Nominating and Management Development Committee Charter is available on our website (http://ir.hhvc.com/governance.cfm).

Valuation Committee. The Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of our securities for reporting purposes pursuant to our Valuation Procedures that were established and approved by the Board of Directors. The Valuation Committee met four times and did not act by unanimous written consent in 2011.

Independent Directors Committee. The Independent Directors Committee has the responsibility of proposing corporate governance and long-term planning matters to the Board of Directors, overseeing compliance and making the required determinations pursuant to the 1940 Act. All of the Independent Directors are members of the committee. The Independent Directors Committee met four times and did not act by unanimous written consent in 2011.

Executive Officers

Our executive officers who are not nominees for directors are set forth below. Information relating to our executive officers who are nominees for directors is set forth under “Election of Directors – Nominees.” Our executive officers are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Daniel B. Wolfe. Mr. Wolfe, age 35, has served as President and Chief Operating Officer since January 2009, as Chief Financial Officer and as a Managing Director since January 2008 and as Treasurer since May 2008. He served as Principal from January 2007 to January 2008, as Senior Associate from January 2006 to January 2007, and as Vice President from July 2004 to January 2008. Since January 2009, he has served as President, Chief Operating Officer and Chief Financial Officer of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company; and since October 2008, he has served as a Director. He is a Director of Enumeral Biomedical Corp., Laser Light Engines, Inc. and SiOnyx, Inc., privately held companies in which we have investments. He is a board observer of Nextreme Thermal Solutions, Inc., a privately held company in which we have an investment. Prior to joining us, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), to CW Group (from 2001 to 2004) and to Bioscale, Inc. (from January 2004 to June 2004). He was graduated from Rice University (B.A., Chemistry), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was a NSF Predoctoral Fellow.

At our request, Mr. Wolfe was interim Chief Executive Officer of Evolved Nanomaterial Sciences, Inc. (“ENS”), one of our portfolio companies, from July 1, 2007, to September 28, 2007. ENS filed for Chapter 7 bankruptcy on September 30, 2007.

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Alexei A. Andreev. Mr. Andreev, age 40, has served as an Executive Vice President and as a Managing Director since March 2005. From 2002 to March 2005, he was an Associate with Draper Fisher Jurvetson, a venture capital firm. He is a Director of Adesto Technologies, Corporation, D-Wave Systems, Inc. and Xradia, Inc., privately held companies in which we have an investment. He is a board observer of BridgeLux, Inc., Contour Energy Systems, Inc., Cambrios Technology Corporation, Kovio, Inc., Molecular Imprints, Inc., and Ultora, Inc., privately held companies in which we have investments. He was graduated with honors in Engineering/Material Sciences (B.S.), in Solid State Physics (Ph.D.) from Moscow Steel and Alloys Institute and from Stanford Graduate School of Business (M.B.A.).

Misti Ushio. Ms. Ushio, age 40, has served as an Executive Vice President and as a Managing Director since May 2011. She served as Principal from January 2010 to May 2011, as a Vice President from May 2007 to May 2011, and as Associate from May 2007 to December 2009. From June 2006 to May 2007, Ms. Ushio was a Technology Licensing Officer at Columbia University. From May 1996 to May 2006, she was employed by Merck & Co., Inc., most recently as a Senior Research Biochemical Engineer with the Bioprocess R&D group. She is a member of the Nanotechnology Institute Corporate Advisory Group of Philadelphia, Pennsylvania. She is a Director of Ancora Pharmaceuticals, Inc., a privately held company in which we have an investment. She is a board observer of Ensemble Therapeutics Corporation, Mersana Therapeutics, Inc., Metabolon, Inc. and Senova Systems, Inc., privately held companies in which we have investments. She is also a board observer of Champions Oncology, Inc., a publicly traded company in which we have an investment. She was graduated from Johns Hopkins University (B.S., Chemical Engineering), Lehigh University (M.S., Chemical Engineering) and University College London (Ph.D., Biochemical Engineering).

Sandra Matrick Forman, Esq. Ms. Forman, age 46, has served as General Counsel, as Chief Compliance Officer and as Director of Human Resources since August 2004, and as our Corporate Secretary since January 1, 2009. Since January 2012, she has served as General Counsel, Chief Compliance Officer and Corporate Secretary of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. Prior to joining us, she was an Associate at Skadden, Arps, Slate, Meagher & Flom LLP in the Investment Management Group. She was graduated from New York University (B.A.), where her honors included National Journalism Honor Society, and from the University of California Los Angeles (J.D.), where her honors included Order of the Coif and membership on the Law Review.

Rob Burns.  Mr. Burns, age 41, has served a Senior Vice President since March 19, 2012.  From October 2004 to March 2012, he was a Senior Vice President of Lux Research, a firm that performs technology scouting and market assessments in emerging technology.  He is a Director at The North Carolina Center of Innovation in Nanobiotechnology.  In 2011, he was selected as one of seven executives to receive an Eisenhower Fellowship. In addition, he sits on the NC Governor’s China Advisory Board. He was graduated in Economics (B.A.), from The University of Maryland- College Park and in International Business (M.B.A.) from The George Washington University.

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Patricia N. Egan. Ms. Egan, age 37, has served as Chief Accounting Officer, as a Vice President and as Senior Controller since June 2005. From June 2005 to December 2005, from August 2006 to March 2008 and from May 2008 to December 31, 2008, she served as an Assistant Secretary. From January 2006 to January 2012, she served as Treasurer and as Secretary of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. Since January 2012, she has served as Chief Accounting Officer, as a Vice President and as Senior Controller of H&H Ventures Management, Inc. From 1996 to 2005, she was employed by PwC, most recently as a Manager in its financial services group. She was graduated from Georgetown University (B.S., Accounting), where her honors included the Othmar F. Winkler Award for Excellence in Community Service. She is a Certified Public Accountant.

Mary P. Brady. Ms. Brady, age 50, has served as a Vice President and as Controller since November 2005. From November 2005 to March, 2008, she served as an Assistant Secretary. Since January 2012, she has served as Vice President and Controller of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. From 2003 through 2005, she served as a senior accountant at Clarendon Insurance Company in its program accounting group. Prior to that, she was a Senior Associate at PwC in its financial services group. She was graduated Summa Cum Laude from Lehman College (B.S., Accounting). She is a Certified Public Accountant.

Related Party Transactions

In the ordinary course of business, the Company enters into transactions with portfolio companies that may be considered related-party transactions. Other than these transactions, for the fiscal year ended December 31, 2011, there were no transactions, or proposed transactions, exceeding $120,000 in which the Company was or is a participant in which any related person had or will have a direct or indirect material interest.

In order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented procedures, which are set forth in the Company’s Compliance Manual. Our Audit Committee must review in advance any “related-party” transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which such related party had, or will have, a direct or indirect material interest. The Board of Directors reviews these procedures on an annual basis.

In addition, the Company’s Code of Conduct for Directors and Employees (“Code of Conduct”), which is signed by all employees and directors on an annual basis, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Conduct, which is available on our website (http://www.hhvc.com/governance.cfm), each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Chief Compliance Officer. The Independent Directors Committee is charged with monitoring and making recommendations to the Board of Directors regarding policies and practices relating to corporate governance. If there were any actions or relationships that might give rise to a conflict of interest, such actions or relationships would be reviewed and approved by the Board of Directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10 percent of our common stock, to file reports (including a year-end report) of ownership and changes in ownership with the SEC and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to us, or written representations from certain reporting persons, we believe that all persons who were subject to Section 16(a) in 2011 complied with the filing requirements, except for the instance discussed below.

During the fiscal year ended December 31, 2011, a Form 4 for Ms. Forman was filed late on her behalf. The purchase reported was initiated by a co-trustee of a trust for which Ms. Forman is a co-trustee without her knowledge or consent. Ms. Forman disclaims beneficial ownership of the shares held by the trust, and the late Form 4 should not be deemed an admission that she is the beneficial owner of the trust's shares for purposes of Section 16 or any other purpose.

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Executive Compensation

Compensation Discussion & Analysis

Overview

This Compensation Discussion & Analysis (“CD&A”) describes the material elements of compensation awarded to, earned by, or paid to our principal executive officer, principal financial officer and the three most highly paid executive officers (other than the principal executive officer and the principal financial officer) serving as such at the end of 2011 (the “named executive officers”):

•	Douglas W. Jamison, Chairman, Chief Executive Officer and a Managing Director;
•	Daniel B. Wolfe, President, Chief Operating Officer, Chief Financial Officer and a Managing Director;
•	Alexei A. Andreev, Executive Vice President and a Managing Director;
•	Misti Ushio, Executive Vice President and a Managing Director; and
•	Sandra M. Forman, General Counsel, Chief Compliance Officer, Director of Human Resources and Corporate Secretary.

This CD&A focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year. We also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation for the last completed fiscal year. Pursuant to our Committee’s written charter, the Committee oversees the design and administration of our executive compensation program. The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Executive Summary

The Committee seeks to retain employees and also to ensure that in the future, they are compensated competitively when we recognize gains either through the sale of our portfolio companies or through their completion of IPOs. The Committee believes that retention is especially important for a company of our size (10 employees as of January 1, 2012), the specialized nature of our business and the long-term nature of our venture capital investments.

In 2011, the main elements of our compensation program were base salary, a bonus opportunity and other benefits and perquisites. None of the named executive officers received an increase in base salary in 2011, except in the case of a promotion. In general, we have historically refrained from increasing base salaries, other than cost of living adjustments, from year to year, even when market data has supported an increase, and have used the ability to provide bonuses at the end of the year to provide market-competitive total compensation. We believe that this strategy has provided management and the Committee with the greatest flexibility in managing expenses as a material portion of total compensation is paid out after performance for the year can be evaluated. Bonuses in 2011 were paid based on: 1) the Committee’s assessment of the Company’s overall performance during 2011, including the IPOs and acquisitions of portfolio companies and the ongoing individual performance of each of our named executive officers; 2) the data provided by Johnson Associates for the Referenced Group; 3) performance goals; 4) the importance of retaining employees, particular deal team members who have investment track records at a time that the Company is pursuing specific plans to grow the size of the company; and 5) the fact that the Committee did not grant any stock option awards in 2011. The Committee discussed U.S. economic conditions in general, noting that the impact of the liquidity events in the portfolio on the Company’s net asset value per share (“NAV”) and stock price were temporarily masked by the state of the public markets, which was out of the employees’ control. In 2011, the total bonuses paid to the named executive officers were $590,000 as compared with $210,000 and $230,000, in 2010 and 2009, respectively. In 2011, the value of stock options granted to the named executive officers was $0, as compared with $1,021,335 and $2,356,423 in 2010 and 2009, respectively.

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In 2011, the Compensation Committee did not grant any stock options and decided not to do so at least through the first quarter of 2012. This decision was made in furtherance of the Committee’s goal to align employee and shareholder interests during a period of time when our stock price had not stabilized above NAV. As the Committee plans for potential future stock option grants, it will also consider the balance between employee retention and its goal to align shareholder and employee interests. If shareholders approve the Approval of the Amended and Restated Equity Incentive Plan Proposal included with this Proxy Statement and the Committee and full Board of Directors are able to grant restricted stock, the Committee currently plans not to issue any future stock options. The Compensation Committee also currently plans that any future issuances of restricted stock would be subject to performance goals.

Our named executive officers do not have employment agreements or any special benefits or perquisites that are not available to all employees, nor do they have any deferred compensation plans. Historically, all of our Managing Directors have been paid the same base salary and bonus regardless of other corporate responsibilities, such as the Chief Executive Officer (“CEO”) and President/Chief Financial Officer (“CFO”), in order to promote teamwork and to ensure a smooth transition after the retirement of our former CEO, Charles E. Harris. Accordingly, for several years, the compensation for our CEO and President/CFO has been below market, based on the comparables provided by Johnson Associates, the Committee’s independent compensation consultant. Commencing in 2010, the Committee began to differentiate the compensation for these positions to be more competitive with market comparables. In 2011, this differentiation resulted in slightly higher bonuses for Mr. Jamison, our CEO, and Mr. Wolfe, our President/CFO than the other Managing Directors. In 2012, Mr. Jamison and Mr. Wolfe will receive slightly larger base salaries than the other Managing Directors. Other than a cost of living adjustment, we anticipate that none of the other named executive officers will receive an increase in base salary for 2012.

While the Compensation Committee considers the financial performance of the Company and its portfolio companies when it makes compensation decisions, it is cognizant that based on the nature of making venture capital investments in early-stage companies, most of which are currently privately held, financial performance, including the Company’s stock price, must be considered in the context of the long-term nature of the business.

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2011 Shareholder Vote on Executive Compensation

In May 2011, the Company held its first shareholder advisory vote to approve the compensation paid to our named executive officers in 2010, which resulted in 96 percent of the votes cast, not including abstentions, approving such compensation. The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles in determining the types and amounts of compensation to be paid to our named executive officers in 2011. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

Compensation Program Objectives and Philosophy

In General. The objectives of the Company’s compensation program are to:

•	attract, motivate and retain employees by providing market-competitive compensation while preserving company resources;
•	maintain our leadership position as a venture capital firm specializing in nanotechnology and microsystems; and
•	align management’s interests with shareholders’ interests.

To achieve the above objectives, the Committee designed a total compensation program in 2011 for our named executive officers composed of a base salary, a bonus opportunity and other benefits and perquisites. Although the Committee believes that the equity component of compensation is a crucial component of our compensation package, it did not utilize stock options for long-term incentive in 2011 in order to align employee and shareholder interests during a period of time when our stock price had not stabilized above NAV. As the Committee plans for potential future stock option grants, it will also consider the balance between employee retention and its goal to align shareholder and employee interests. If shareholders approve the Approval of the Amended and Restated Equity Incentive Plan Proposal included with this Proxy Statement and the Committee and full Board of Directors are able to grant restricted stock, the Committee currently plans not to issue any future stock options. Any future issuances of restricted stock would be subject to performance goals. The Committee believes the use of restricted stock would make the Company’s compensation program more competitive, particularly with compensation programs of private partnerships that, unlike the Company, are able to award carried interest currently taxable as capital gains and to permit co-investments in deals. Our executive compensation programs and related data are reviewed throughout the year and on an annual basis by the Committee to determine whether the compensation program is providing its intended results.

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The Committee believes that retention is especially important for a company of our size and the specialized nature of our business. Our employees have been selected and trained to support our focus on investment in companies enabled by nanotechnology and microsystems, and to provide the administration necessary to comply with the specialized regulatory environment required of a business development company. Our nanotechnology focus requires highly specialized scientific knowledge. There are relatively few individuals who have both such scientific knowledge and venture capital experience. Additionally, our business development company structure requires specialized management and administrative, legal and financial knowledge of our specific regulatory regime. Because there are very few business development companies, and because we are among the few focusing solely on venture capital investments, it could be difficult to find replacements for certain executive, legal and financial positions.

Competitive Market. For our investment team members, the competition for retention and recruitment is primarily private venture capital firms, hedge funds, asset management firms, venture-backed nanotechnology companies and, to a lesser extent, investment banking firms. Venture capital funds commonly pay at least 20 percent of the realized profits (including capital gains), or carried interest, of each newly raised fund to the management firm, which awards interests to its partners and employees. For our legal and accounting professionals, in addition to the foregoing, the competition is other public companies without regard to industry, asset management companies, including private equity funds, and legal and accounting firms. The Company does not have a readily identifiable peer group, because most business development companies are not early-stage venture capital companies, and most other early-stage venture capital companies are not publicly traded. Thus, we do not rely exclusively on the use of peer comparison groups in the design of our compensation program. As one factor in determining compensation, we utilize compensation comparables, on an individual basis, to the extent that they seem appropriately analogous, as provided to the Committee by its independent compensation consultant.

Compensation Process. On an annual basis, the Committee reviews and approves each element of compensation for each of our executive officers, taking into consideration the recommendation of our CEO (for compensation other than his own) in the context of the Committee’s compensation philosophy, to ensure that the total compensation program and the weight of each of its elements meets the overall objectives discussed above. The Committee also reviews tallies that include each element of compensation for the CEO and the Chief Compliance Officer. For the Chief Compliance Officer, the Committee recommends her compensation to the full Board, for approval by at least a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act). None of our employees have employment agreements and they are all “at will” employees.

In 2011, an independent compensation consultant, Johnson Associates, supplied the Committee with market data on all positions. The information provided for 2011 was for private equity firms, venture capital firms and investment management firms, and was adjusted to reflect compensation for a venture capital firm with $100 to $200 million in assets under management. Data was also provided for venture capital firms with larger market capitalizations and public companies with comparable market capitalizations. Further data was provided for 1940 Act compliance personnel (collectively, the “Referenced Group”). The independent consultant did not identify the names of companies included in the Referenced Group.

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The Committee considers recommendations from the CEO regarding compensation, along with factors such as individual performance reviews, current and potential impact on Company performance, reputation, skills and experience. When determining compensation, the Committee considers the importance of retaining certain key officers whose replacement would be challenging owing to the Company’s status as a 1940 Act company and owing to its nanotechnology specialty. The Committee also considers the highly specialized nature of certain positions and the multiple roles that individuals play in a company with relatively few employees in determining overall compensation.

When addressing executive compensation matters, the Committee generally meets outside the presence of all executive officers except our CEO and our General Counsel, each of whom leaves the meeting when his/her compensation is reviewed.

Regulatory Considerations. The 1940 Act permits internally managed business development companies to either pay out up to 20 percent of net income after taxes calculated on an annual basis through the implementation of a profit-sharing plan or issue up to 20 percent of shares issued and outstanding through implementation of an equity incentive plan. The exercise price of equity awards may not be less than the current market value at the date of issuance of the options.

In April of 2012, we received exemptive relief from the SEC to permit us to issue restricted stock to employees and non-employee directors pursuant to the Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the “Amended Stock Plan”). If the Amended Stock Plan is approved by shareholders, the Committee plans to issue shares of restricted stock and discontinue the use of stock options. All grants of restricted stock will be subject to performance goals. If, however, shareholders do not approve the Amended Stock Plan, the Committee will have to re-evaluate its policy regarding the issuance of stock options. See the Approval of the Amended and Restated Stock Plan Proposal on page 46 for further details.

We have also designed our current equity incentive plan and the Amended Stock Plan with the intention that awards made thereunder generally will qualify as performance-based compensation under Section 162(m) of the Code, but we reserve the right to pay amounts thereunder that do not qualify as such performance-based compensation if we determine such payments to be appropriate in light of our compensation objectives from time to time. Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to their CEO or any of their three other most highly compensated executive officers (other than the CFO), to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, if compensation qualifies as performance-based, the limitation does not apply.

Our status for federal income tax purposes as a regulated investment company under Subchapter M of the Code makes the deductibility of our compensation arrangements a much less important factor for the Committee to consider than it would be if we were an operating company. The Company presently has more operating expenses than it can deduct for tax purposes, even before equity compensation. As a regulated investment company, the Company cannot, however, deduct operating expenses from its long-term capital gains, which are its most significant form of income. In addition, under Subchapter M of the Code, the Company cannot carry forward or backward any unused operating expenses from one year to future or prior tax years.

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Compensation Components

The principal elements of our executive compensation program for 2011 were base salary, bonus and other benefits and perquisites. The Committee believes that each element is essential to achieve the Company’s objectives as set forth above. The Committee is mindful of keeping cash compensation expenses at as low a level of total operating expenses as is consistent with maintaining the Company’s competitiveness to attract and retain high-quality employees.

Base Salaries. We recognize the need to pay our named executive officers, and other employees, a competitive annual base salary. We review base salaries for our named executive officers annually. In 2011, the Committee compared salary ranges for all executive officers against the Referenced Group. Base salaries are generally adjusted annually for inflation and also based on changes in the marketplace and an executive’s individual performance, salary position among peers, career growth potential and/or a change in responsibilities.

On May 5, 2011, Ms. Ushio was promoted from Principal and Vice President to a Managing Director and Executive Vice President. Accordingly, as of that date, her salary was increased from $220,000 to $292,000, which was the same base salary as the other Managing Directors in 2011.

Historically and in 2011, all of our Managing Directors and Ms. Forman have been paid the same base salaries regardless of other corporate responsibilities, such as the CEO and President/CFO, in order to promote teamwork and to ensure a smooth transition after the retirement of our former CEO, Charles E. Harris. Accordingly, for several years, the compensation for our CEO and President/CFO has been below market, based on the comparables provided by Johnson Associates, the Committee’s independent compensation consultant.

In 2012, the Committee differentiated the CEO and President/CFO compensation by increasing the base salary of the CEO and President/CFO from $292,000 to $325,000 and $315,000, respectively, based on data from the independent compensation consultant that the base salaries for these individuals have been below market comparables. Other than a cost of living adjustment, we anticipate that none of the other named executive officers will receive an increase in base salary for 2012.

Bonuses. We have been informed by the Committee’s independent compensation consultant that historically our overall compensation has not always been competitive for our named executive officers when we have not paid bonuses. If the named executive officers do not receive sufficient cash from base salary in a given year to provide market-competitive total compensation, as determined by the Committee and based on advice from the independent compensation consultant, the Committee may pay the named executive officers cash bonuses, subject to individual performance goals. In general, we have historically refrained from increasing base salaries, other than cost of living adjustments, from year to year, even when market data has supported an increase, and have used the ability to provide bonuses at the end of the year to provide market-competitive total compensation. We believe this strategy has provided management with the greatest flexibility in managing expenses since a material portion of total compensation is paid out after performance for the year can be evaluated.

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In considering the amounts of the bonus levels of our named executive officers for 2011, the Committee took into account:

•	The Committee’s assessment of the Company’s overall performance during 2011, including the IPOs and acquisitions of portfolio companies and the ongoing individual performance of each of our named executive officers;

•	The data provided by Johnson Associates for the Referenced Group;

•	Performance goals (as set forth below);

•	The importance of retaining employees, particular deal team members who have investment track records at a time that the Company is pursuing specific plans to grow the size of the company; and

•	The fact that the Committee did not grant any stock option awards in 2011.

The Committee also discussed U.S. economic conditions in general, noting that the impact to the Company’s NAV and stock price from the IPO and acquisition events in the Company’s portfolio were temporarily masked by the state of the public markets, which was out of the employees’ control.

In 2011, Messrs. Jamison, Wolfe and Andreev, and Mses. Ushio and Forman, the named executive officers, each received a bonus of $135,000, $130,000, $125,000, $125,000 and $75,000, respectively.

In the future, based on market conditions, our cash position and the size of our assets, the Committee may exercise its discretion to (1) award additional bonuses based on individual employee performance or for retention purposes, or (2) not award bonuses that make total compensation market competitive.

To align the 2011 bonus program with our 2011 business strategy, the Committee established the personal performance objectives described below. By way of process, the Committee directed management to propose a set of personal performance objectives for each of the named executive officers. The Committee and management then engaged in a back and forth dialogue regarding several variations of the original proposal before the Committee finally adopted the final objectives that were utilized.

Within the specific parameters of the approved objectives, the Committee reserved for itself a significant level of discretion in reaching final determinations of achievement levels reached. The determination to reserve such discretion and flexibility arose from the Committee’s realization, based on prior years’ experiences that, given the Company’s business activities and the long-term nature of our investments, as circumstances change throughout a given fiscal year, on a macro and/or a micro level, specific/rigid formulas or guidelines for measuring achievement set in the beginning of a year, if strictly applied, may well incentivize activity that does not match actual shareholder value creation in the long term.

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The following section describes the individual bonus objectives established for each of our named executive officers for 2011:

Douglas W. Jamison (Objectives consistent with position as Chief Executive Officer, Chairman and Managing Director)

•	Plan for the Company’s strategic growth, including capital needs;

•	Manage the venture capital portfolio to maximize its value over the life time of the investments in the portfolio;

o	This included providing support for the achievement of milestone targets and positioning portfolio companies for profitable liquidity events at some point in the future.

•	Maintain a pipeline of investment opportunities for future growth of the Company;

o	In 2011, this included the Managing Directors making new investments.

o	In 2011, this included sourcing for new venture debt investments.

•	End the year with an enhanced combination of primary and secondary liquidity;

•	Coordinate Investor Relations (“IR”) initiatives; and

•	Support positioning and messaging initiatives to help translate strategic growth into shareholder value.

Daniel B. Wolfe (Objectives consistent with position as President, Chief Financial Officer, Chief Operating Office and Managing Director)

•	Manage the venture capital portfolio to maximize its value over the lifetime of the investments in the portfolio;

o	This included providing support for the achievement of milestone targets and positioning portfolio companies for profitable liquidity events at some point in the future.

•	Manage and identify venture debt investments for the Company;

•	End the year with an enhanced combination of primary (cash and freely-tradable public securities) and secondary liquidity (public securities with trading restrictions);

•	Manage operating expenses and oversee corporate cash management;

•	Maintain a pipeline of investment opportunities for future growth of the Company;

o	In 2011, this included the Managing Directors making new investments.

•	Participate in and support efforts regarding strategic growth and capital needs;

•	Support IR initiatives;

•	Coordinate quarterly valuation process; and

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•	Manage the process and accuracy of all financial disclosures including the filing of SEC Forms 10-Ks and 10-Qs.

Alexei Andreev (Objectives consistent with position as Managing Director)

•	Manage the venture capital portfolio to maximize its value over the lifetime of the investments in the portfolio;

o	This included providing support for the achievement of milestone targets and positioning portfolio companies for profitable liquidity events at some point in the future.

•	Maintain a pipeline of investment opportunities for future growth of the Company;

o	In 2011, this included the Managing Directors making new investments.

o	In 2011, this included sourcing new debt opportunities.

•	Support and participate in all efforts related to capital growth; and

•	Assemble and accurately prepare all necessary documents and write-ups for quarterly valuation processes for portfolio companies with which he works directly.

Misti Ushio (Objectives consistent with position as Managing Director)

•	Manage the venture capital portfolio to maximize its value over the lifetime of the investments in the portfolio;

o	This included providing support for the achievement of milestone targets and positioning portfolio companies for profitable liquidity events at some point in the future.

•	Maintain a pipeline of investment opportunities for future growth of the Company;

o	In 2011, this included the Managing Directors making new investments.

o	In 2011, this included sourcing new debt opportunities.

•	Coordinate positioning and messaging initiatives with the CEO;

•	Support efforts related to capital growth;

•	Coordinate the management of the investment portfolio for the Deal Team; and

•	Assemble and accurately prepare all necessary documents and write-ups for quarterly valuation processes for portfolio companies with which she works with directly.

•	Complete an accurate review of appropriate sections of our financial reports.

Sandra Forman (Objectives consistent with role of General Counsel, Chief Compliance Officer and Director of Human Resources)

•	Coordinate compliance program as required by the 1940 Act;

•	Implement all newly created regulatory compliance/corporate governance requirements;

•	Coordinate accuracy and regulatory compliance of all Company disclosures;

•	Assist CEO in planning for the Company’s strategic growth;

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•	Facilitate and coordinate all portfolio company financings;

•	Assist and support all portfolio company exit opportunities;

•	Support IR efforts; and

•	Coordinate human resource efforts for the Company.

In awarding bonuses for 2011, the Committee noted the following accomplishments against the applicable objectives:

•	A record year with five liquidity events in 2011, including two companies, Solazyme, Inc., and NeoPhotonics Corporation, completing successful IPOs. Three companies, BioVex Group, Inc., Innovalight, Inc. and Crystal IS, Inc., were acquired by leading companies in each company’s respective industry.
•	Implemented strategy to grow assets under management without selling securities in the public market.
•	Focused portfolio to key holdings that are most likely to move NAV, including opportunistic sales of the Company’s positions in Siluria, Inc., Polatis, Inc., Questech Corporation and PolyRemedy, Inc.
•	Implemented a covered-call strategy for publicly traded securities.
•	Venture debt deals in Nanoterra, Inc., GeoSemiconductor, Inc., Molecular Imprints, Inc. and Ancora Pharmaceuticals, Inc. and consummation of a credit facility with TD Bank, N.A. The venture debt investment in Molecular Imprints, in particular, yielded a significant senior liquidation preference that survived repayment of the loan, which was repaid in full.
•	Successful financings in Adesto Technologies Corporation, Bridgelux, Inc., Cambrios Technologies Corporation, Contour Energy Systems, Inc., Enumeral Biomedical Corp., Kovio, Inc., Metabolon, Inc. and Ultora, Inc.
•	Four new investments that we believe could move NAV in the future, including Champions Oncology, Inc., Produced Water Absorbents, Inc., HzO, Inc. and Senova Systems, Inc.
•	Presented to over 100 existing and potential investors in our investor relations outreach.
•	Strengthened our deal pipeline.

In 2012, the Committee plans to expand its use of performance objectives and will consider performance objectives in three categories with the following weightings:

•	45 percent corporate objectives
•	40 percent portfolio company objectives; and
•	15 percent personal objectives.

The Committee established the specific objectives by taking into consideration our anticipated corporate objectives during the 2012 fiscal year, the stage of development of each of our portfolio companies and the role that each named executive officer plays in achieving the corporate and portfolio company objectives.

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Equity Incentive Awards. Equity incentive awards are meant to substitute for carried interest that our investment professionals likely would receive were they employed by private-sector venture capital firms, which typically pay at least 20 percent of profits before any taxes. Further, that carried interest is usually in the form of capital gains, not ordinary income. Therefore, the Committee annually reviews the implementation of the Harris & Harris Group, Inc. 2006 Equity Incentive Plan (the “Current Stock Plan”). to ensure that there is enough vesting of equity incentive grants over time so that our named executive officers are compensated competitively in the event that the Company’s portfolio companies have exit opportunities through IPOs or acquisitions.

The Committee grants awards under the Current Stock Plan in order to compete with the Referenced Group to retain the specially qualified and trained personnel that have been carefully recruited and developed for the Company’s specialized business. Because our primary competitors are organized as private partnerships, they can afford for cash compensation to be a large percentage of their total expenses. Unlike us, they are not prohibited from paying out at least 20 percent of their profits to key employees, primarily in the form of long-term capital gains. They also, unlike us, are permitted to grant their employees co-investment rights.

In 2011, we did not provide the opportunity for our named executive officers or other employees to earn equity incentive awards in the form of stock options and decided not to do so at least through the first quarter of 2012. In 2012, the Committee would like to replace the use of stock options with awards of restricted stock that will be subject to performance and time based vesting.

The Committee believes that the Current Stock Plan has not been effective from either a shareholder or an employee perspective over the last few years. With our small market capitalization and float, the cashless exercises of stock options and sale of the underlying shares by employees in pre-arranged 10b5-1 trading plans can put pressure on our stock price and result in mixed signals in the market. Additionally, because compensation results from the spread between the exercise price and the current market price, it takes significantly more options to generate competitive compensation under the Current Stock Plan than through the issuance of restricted stock under the Amended Stock Plan. This greater issuance of stock options is therefore more dilutive to existing shareholders.

Issuance of restricted stock, which will be subject to performance goals, will not create the selling of shares in the market and will more efficiently build management ownership in the Company. If shareholders approve the Approval of the Amended and Restated Equity Incentive Plan Proposal included with this Proxy Statement and the Committee and full Board of Directors are able to grant restricted stock, the Committee currently plans not to issue any future stock options. If the Amended Stock Plan is not approved, the Committee may have to reconsider its decision to not grant any future stock options or pay significantly higher cash bonuses in order to attract and retain qualified investment professionals. The Committee has discussed the need to retain employees at a time that the Company is currently implementing plans to grow the Company’s assets without diluting shareholders by selling securities in the public market. As the Committee plans for potential future equity incentive award grants, it will also consider the balance between employee retention and its goal to align shareholder and employee interests.

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Awards Under the Current Stock Plan

In accordance with the Current Stock Plan, which was approved by shareholders at the 2006 Annual Meeting of Shareholders, the Committee can issue options from time to time for up to 20 percent of the total shares of stock issued and outstanding (the “evergreen provision”). Thus, the number of shares of stock able to be reserved for the grant of awards under the Current Stock Plan will automatically increase (or decrease) with each increase (or decrease) in the number of shares of stock issued and outstanding, which is currently 31,000,601.

The Company notes that the Amended Stock Plan proposed for approval of this meeting does not contain an evergreen provision. Therefore, if approved, in the future the Company would need shareholder approval to increase the shares reserved for equity incentive grants under the Amended Stock Plan.

Since the Current Stock Plan was adopted in 2006 through December 31, 2011, 1,731,638 stock options, or approximately 44 percent of vested stock options, expired unexercised for the 2011 named executive officers. By expiring unexercised, these 1,731,638 stock options resulted in no cash compensation or increased ownership in the Company by their recipients. Additionally, shareholders were not diluted by these 1,731,638 stock options. The expenses accrued for these stock options in current and previous fiscal periods were not realized as an actual cash expense by the Company.

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Generally, the Committee is made aware of the tax and accounting treatment of various compensation alternatives. Generally Accepted Accounting Principles (“GAAP”), require us to record the fair value of equity awards on the date of grant as a component of equity. We account for the Current Stock Plan in accordance with GAAP, which requires that we determine the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, and record these amounts as an expense in the Consolidated Statement of Operations over the vesting period with a corresponding increase to our additional paid-in capital. The increase to our operating expenses is offset by the increase to our additional paid-in capital, resulting in no net impact to our net asset value. Thus, the granting of options is expected to have no net impact on our net asset value. If and when the options are exercised, the NAV will be decreased if the NAV at the time of exercise is higher than the exercise price, and increased if the net asset value per share at the time of exercise is lower than the exercise price. As a result, although we consider the accounting treatment of granting options, we do not regard the accounting treatment to be a dominant factor in the form and/or design of awards.

Benefits and Perquisites. We provide the opportunity for our named executive officers and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, reimbursement for certain medical expenses and gym membership fees. We offer participation in the Harris & Harris Group, Inc. Employee Stock Purchase Plan, which allows employees to buy shares of the Company in the open market up to four times per year, at the closing price on the Nasdaq Global Market using post-tax payroll deductions. We also offer participation in our defined contribution 401(k) plan. For the year ended December 31, 2011, the Committee approved a 401(k) plan match of 100 percent of employee contributions up to the annual maximum of $16,500 (or $22,000 for employees age 50 or over). In 2011, our executive officers, including our Chief Executive Officer, Mr. Jamison, received the same benefits and perquisites as our full-time administrative employees. None of our named executive officers are currently entitled to any non-qualified deferred compensation benefits.

10b5-1 Plans

We have established a policy of permitting our officers to enter into trading plans to sell shares of our common stock in accordance with Rule 10b5-1 under the 1934 Act. The policy allows our participating officers to adopt pre-arranged stock trading plans to sell pre-determined amounts of our common stock primarily through cashless exercise of stock options over a period of time, after an appropriate waiting period from when the employee entered into the plan. Our participating officers may only enter into 10b5-1 plans during an “open window” (i.e., when we have no material non-public information). In general, these potential open windows occur several days after the filing of our Forms 10-K or 10-Q until the end of the next fiscal quarter. Accordingly, employees may not enter into 10b5-1 trading plans or purchase shares in the open market during any closed window. We generally do not permit our employees to sell shares of our common stock either purchased in the open market or retained through the exercise of stock options pursuant to our Share Ownership Guidelines until they meet substantial share ownership thresholds discussed below under “Share Ownership Guidelines.” This 10b5-1 trading policy was established in recognition of the liquidity and diversification objectives of our officers, including enabling our officers to sell certain shares of our common stock (shares they acquire upon exercise of stock options, to pay for the exercise of options, to provide for taxes triggered by the exercise of options and to generate cash from the exercise of options).

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Internal Pay Equity

In 2011, the Committee discussed the internal pay equity of the named executive officers. The Committee noted that our investment professionals work together as a team rather than as a collection of individuals, which had been the historical basis for the Committee's decision to pay all Managing Directors identically, regardless of any other corporate duties, such as Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer. This teamwork was particularly important to reinforce after the retirement in 2008 of Charles E. Harris, our founder and former Chief Executive Officer. However, now that the Chief Executive Officer transition is complete and based on comparables as provided by Johnson Associates, the independent compensation consultant, the Committee plans to differentiate the CEO and CFO roles going forward to be more in line with the data from the independent compensation consultant as compared with the Referenced Group. In 2010 and 2011, this differentiation commenced with Mr. Jamison, our CEO, and Mr. Wolfe, our President/CFO, receiving slightly larger bonuses than the other Managing Directors and continued in 2012, with Mr. Jamison and Mr. Wolfe receiving slightly higher base salaries then the other Managing Directors and named executive officers. In the future, the Committee may seek to further bring our CEO and President/CFO’s total compensation in line with the data provided by the independent compensation consultant.

The Committee also noted that Ms. Forman's base salary was on parity with the Managing Directors to make her compensation competitive based on her management role on the deal team, as General Counsel, as Chief Compliance Officer, as Director of Human Resources, as Corporate Secretary, and because of her 1940 Act specialty. The Committee further noted that the Managing Directors should receive a higher bonus than other employees based on their income-generating role and to keep their total compensation competitive with the Referenced Group.

Share Ownership Guidelines

Officers:

Each named executive officer may establish a 10b5-1 trading plan to exercise and sell the underlying shares (through a cashless exercise) up to 95 percent of the options granted to that individual in each grant by the Board of Directors. The remaining five percent of these options must be retained. For example, if an officer is granted an option to purchase 10,000 shares and sells 9,500 shares in a cashless exercise, he or she must use a portion of the net proceeds received to exercise and hold 500 shares. Our Managing Directors are also encouraged to use some portion of their cash proceeds obtained from the exercise of options and sale of the underlying shares to retain shares above the minimum retention requirement. Additionally, each named executive officer shall hold all shares of restricted stock after forfeiture restrictions have lapsed.

Each named executive officer is subject to these retention requirements until such time as he or she meets a minimum share ownership percentage level. For the Managing Directors, the minimum share ownership percentage level is 1.5 percent of the total shares issued and outstanding. For the General Counsel, the percentage is a smaller percentage of the issued and outstanding shares based on the number of equity incentive awards granted as compared with the number granted to the Managing Directors for the last tranche of awards granted. In 2011, the named executive officers collectively increased their ownership by 47,211 shares by buying in the open market and through the exercise of stock options. As of April 11, 2012, none of the named executive officers has met the minimum share ownership requirements.

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Directors:

The Board of Directors believes that the Company's directors should also own and hold shares of common stock of the Company to further align their interests and actions with interests of the Company's shareholders. Members of the Board of Directors who are not also officers of the Company are encouraged to buy shares of the Company's common stock with an appropriate percentage (as determined by each director) of the fees received for their service on the Board or Board committees, and to hold those shares as long as they serve on the Board. In order to facilitate these acquisitions, the Company assists in establishing a brokerage account in each director’s name at a brokerage firm approved by the applicable director. The Company obtains from each director on an annual basis a participation election that will identify the percentage, if any, of the director’s fees for services (including the retainer) that he or she directs to be used to purchase shares of the Company’s stock in the open market. The Company deposits such amounts in the applicable director’s broker account at the time that fees are paid. The Company, the broker and the directors work together to take all actions necessary such that the purchases of Company shares are made in accordance with the requirements of Rule 10b5-1 under the 1934 Act. If in the future, Directors participating in the Amended Stock Plan, or any successor equity incentive plan pursuant to which Directors are granted shares of restricted stock, Directors will be expected to retain 100 percent of the shares after forfeiture restrictions have lapsed for so long as he or she remains a Director. In 2011, the non-employee directors collectively bought 36,973 shares in the open market.

Remuneration of Named Executive Officers

2011 Summary Compensation Table

The following table sets forth a summary for the years ended December 31, 2011, December 31, 2010, and December 31, 2009, of the cash and non-cash compensation paid to our named executive officers. The primary elements of each named executive officer's total compensation reported in the table are base salary, bonus and equity incentives consisting of stock options. The Summary Compensation Table should be read in conjunction with the CD&A and the other tables and narrative descriptions that follow.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(5)
Douglas W. Jamison Chairman, Chief Executive Officer and a Managing Director	2011 2010 2009	292,000 288,335 288,335	135,000 70,000 50,000	0 112,455 263,826	0 0 0	0 0 0	16,631(3) 16,626(3) 16,624(3)	443,631 487,416 618,785
Daniel B. Wolfe President, Chief Operating Officer, Chief Financial Officer and a Managing Director	2011 2010 2009	292,000 288,335 288,335	130,000 60,000 50,000	0 112,455 263,826	0 0 0	0 0 0	16,612(3) 16,612(3) 16,611(3)	438,612 477,402 618,772
Alexei A. Andreev Managing Director, Executive Vice President	2011 2010 2009	292,000 288,335 288,335	125,000 50,000 50,000	0 112,455 263,826	0 0 0	0 0 0	16,500(4) 16,500(4) 16,500(4)	433,500 467,290 618,661
Misti Ushio Managing Director, Executive Vice President(1)	2011 2010 2009	265,000 200,000 150,959	125,000 20,000 18,000	0 66,150 107,664	0 0 0	0 0 0	16,641(3) 16,635(3) 16,632(3)	406,641 302,785 293,255
Sandra M. Forman General Counsel, Chief Compliance Officer, Director of Human Resources and Corporate Secretary	2011 2010 2009	292,000 288,335 288,335	75,000 30,000 30,000	0 66,150 148,038	0 0 0	0 0 0	16,656(3) 16,637(3) 16,626(3)	383,656 401,122 482,999

(1)	Ms. Ushio was a Vice President and Associate in 2009, a Principal from January 2010 until May 2011, and Managing Director since May 2011.

(2)	The figures in this column do not represent amounts actually paid to the named executive officers, but represent the GAAP-based grant date fair value for all options granted in 2010 and 2009, respectively. We did not grant options in 2011. We use the Black-Scholes and Lattice models to calculate compensation cost under GAAP. You may find more information about the assumptions we use in the Black-Scholes and Lattice models in our Annual Report on Form 10-K in Note 7. Stock-Based Compensation. These options may or may not be actually exercised prior to their expiration dates.

(3)	Amounts reported for 2011, 2010 and 2009, represent our contributions to the Harris & Harris Group, Inc. 401(k) Plan ($16,500 for 2011) and group term life insurance premiums paid on behalf of the named executive officer. The named executive officers did not earn any other compensation reportable in this column for 2011 that met the threshold reporting requirements.

(4)	Amounts reported for 2011, 2010 and 2009, represent our contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan. The named executive did not earn any other compensation reportable in this column for 2011 that met the threshold reporting requirements.

(5)	Includes grant fair value for options that may or may not be actually exercised prior to their expiration date.
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2011 Cash Compensation Table

As required by federal proxy rules, the amounts listed in the Option Awards column of the Summary Compensation Table above are not actual amounts paid to the named executive officers, but represent the GAAP-based grant date fair value of options granted in 2010 and 2009. To reflect the amount of actual income for each named executive officer received in a particular year, in the supplemental table below we have removed the Option Awards column and added a column for Options Exercised, which represents the taxable income for options exercised. Amounts in the Options Exercised column include total cash value earned before the named executive officer satisfied the Company's retention requirements. The 2011 Cash Compensation Table, which is not required by the federal proxy rules, should be read in conjunction with the Summary Compensation Table, the CD&A and the other tables and narrative descriptions that follow.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Value Realized on Option Exercises ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas W. Jamison Chairman, Chief Executive Officer and a Managing Director	2011 2010 2009	292,000 288,335 288,335	135,000 70,000 50,000	2,080 0 0	0 0 0	0 0 0	16,631 16,626 16,624	445,711 374,961 354,959
Daniel B. Wolfe President, Chief Operating Officer, Chief Financial Officer and a Managing Director	2011 2010 2009	292,000 288,335 288,335	130,000 60,000 50,000	0 0 135,552	0 0 0	0 0 0	16,612 16,612 16,611	438,612 364,947 490,498
Alexei A. Andreev Managing Director, Executive Vice President	2011 2010 2009	292,000 288,335 288,335	125,000 50,000 50,000	51,493 0 16,582	0 0 0	0 0 0	16,500 16,500 16,500	484,993 354,835 371,417
Misti Ushio Managing Director, Executive Vice President	2011 2010 2009	265,000 200,000 150,959	125,000 20,000 18,000	0 0 53,796	0 0 0	0 0 0	16,641 16,635 16,632	406,641 236,635 239,387
Sandra M. Forman General Counsel, Chief Compliance Officer, Director of Human Resources and Corporate Secretary	2011 2010 2009	292,000 288,335 288,335	75,000 30,000 30,000	0 0 75,324	0 0 0	0 0 0	16,656 16,637 16,626	383,656 334,972 410,285

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2011 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2011.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Douglas W. Jamison	June 26, 2006	48,211	29,673(1)	10.11	June 26, 2016
	Mar. 19, 2008	54,413	18,137(2)	6.18	Dec. 27, 2017
	Aug. 13, 2008	149,762	49,920(3)	6.92	Dec. 27, 2017
	Mar. 18, 2009	16,252	0	3.75	Mar. 18, 2019
	May 13, 2009	4,888	4,887(4)	4.46	May 13, 2019
	Nov. 11, 2009	29,325	9,775(5)	4.49	Nov. 11, 2014
	Mar. 18, 2010	6,375	19,125(6)	4.75	Mar. 18, 2015
	May 12, 2010	6,375	19,125(7)	4.84	May 12, 2015
Daniel B. Wolfe	June 26, 2006	56,749	29,673(1)	10.11	June 26, 2016
	Mar. 19, 2008	54,413	18,137(2)	6.18	Dec. 27, 2017
	Aug. 13, 2008	149,762	49,920(3)	6.92	Dec. 27, 2017
	Mar. 18, 2009	13,585	0	3.75	Mar. 18, 2019
	May 13, 2009	4,888	4,887(4)	4.46	May 13, 2019
	Nov. 11, 2009	29,325	9,775(5)	4.49	Nov. 11, 2014
	Mar. 18, 2010	6,375	19,125(6)	4.75	Mar. 18, 2015
	May 12, 2010	6,375	19,125(7)	4.84	May 12, 2015
Alexei A. Andreev	June 26, 2006	52,299	29,673(1)	10.11	June 26, 2016
	Mar. 19, 2008	54,413	18,137(2)	6.18	Dec. 27, 2017
	Aug. 13, 2008	149,762	49,920(3)	6.92	Dec. 27, 2017
	Mar. 18, 2009	14,918	0	3.75	Mar. 18, 2019
	May 13, 2009	4,888	4,887(4)	4.46	May 13, 2019
	Nov. 11, 2009	29,325	9,775(5)	4.49	Nov. 11, 2014
	Mar. 18, 2010	6,375	19,125(6)	4.75	Mar. 18, 2015
	May 12, 2010	6,375	19,125(7)	4.84	May 12, 2015
Misti Ushio	June 27, 2007	17,168	0	11.11	June 26, 2016
	Mar. 19, 2008	6,219	2,072(2)	6.18	Dec. 27, 2017
	Aug. 13, 2008	33,749	11,249(3)	6.92	Dec. 27, 2017
	Mar. 18, 2009	6,600	0	3.75	Mar. 18, 2019
	May 13, 2009	2,000	2,000(4)	4.46	May 13, 2019
	Nov. 11, 2009	12,000	4,000(5)	4.49	Nov. 11, 2014
	Mar. 18, 2010	3,750	11,250(6)	4.75	Mar. 18, 2018
	May 12, 2010	3,750	11,250(7)	4.84	May 12, 2015
Sandra M. Forman	June 26, 2006	52,164	29,673(1)	10.11	June 26, 2016
	Mar. 19, 2008	32,648	10,882(2)	6.18	Dec. 27, 2017
	Aug. 13, 2008	87,720	29,239(3)	6.92	Dec. 27, 2017
	Mar. 18, 2009	9,075	0	3.75	Mar. 18, 2019
	May 13, 2009	2,750	2,750(4)	4.46	May 13, 2019
	Nov. 11, 2009	16,500	5,500(5)	4.49	Nov. 11, 2014
	Mar. 18, 2010	3,750	11,250(6)	4.75	Mar. 18, 2015
	May 12, 2010	3,750	11,250(7)	4.84	May 12, 2015

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(1)	Unvested options vest in three equal installments on June 26, 2012, June 26, 2013, and June 26, 2014.
(2)	Unvested options vest on March 19, 2012.
(3)	Unvested options vest on August 13, 2012.
(4)	Unvested options vest in two equal installments on May 13, 2012, and May 13, 2013.
(5)	Unvested options vest on November 11, 2012.
(6)	Unvested options vest two thirds on March 18, 2012 and the remaining one third on March 18, 2013.
(7)	Unvested options vest two thirds on May 12, 2012 and the remaining one third on May 12, 2013.

2011 Option Exercises and Stock Vested

The following table presents information regarding the exercises of stock options by named executive officers during the fiscal year ended December 31, 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Douglas W. Jamison	1,600	2,080
Daniel B. Wolfe	0	0
Alexei A. Andreev	42,662	51,493
Misti Ushio	0	0
Sandra M. Forman	0	0

Potential Payments upon Termination or Change in Control

None of our executive officers has a change in control agreement. Most of our stock option award agreements contain a provision that, if the Board of Directors accepts an offer for the sale of all or substantially all of the Company's assets, the stock options would vest immediately. As of December 31, 2011, the exercise price for all stock options vested under the Current Stock Plan exceeded the market price. Other than this provision in prior stock option award agreements, none of our executive officers is entitled to any special payments solely upon a change in control.

The Company maintains a Medical Benefit Retirement Plan. The coverage is secondary to any government or subsequent employer-provided health-insurance plans. The plan provides medical and dental insurance for retirees and their spouses who, at the time of retirement, have 10 years of service with us and have attained 50 years of age or have attained 45 years of age and have 15 years of service with us. None of the named executive officers were eligible for coverage under the plan as of December 31, 2011.

None of the named executive officers are entitled to severance or other benefits upon death, disability or other separation from the Company, except through disability insurance.

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Remuneration of Directors

The following table sets forth the compensation paid by us to our directors for the year ended December 31, 2011. During 2011, we did not grant any stock option awards or pay or accrue any pension or retirement benefits for our non-employee directors.

2011 Director Compensation

Name of Director	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Independent Directors:
W. Dillaway Ayres, Jr.	42,250	0	42,250
Dr. C. Wayne Bardin	17,250	0	17,250
Dr. Phillip A. Bauman	33,000	0	33,000
G. Morgan Browne	18,500	0	18,500
Dugald A. Fletcher	41,500	0	41,500
Lucio L. Lanza	27,000	0	27,000
Charles E. Ramsey	37,500	0	37,500
James E. Roberts	46,250	0	46,250
Richard P. Shanley	41,250	0	41,250
Bruce W. Shewmaker(1)	9,750	0	9,750

Interested Directors:
Douglas W. Jamison(2)	0	0	0
Lori D. Pressman	15,000	27,863(3)	42,863

——————————

(1)	Mr. Shewmaker was appointed to the Board on August 1, 2011.

(2)	Mr. Jamison does not receive additional compensation as a Director. Refer to the “2011 Summary Compensation Table” for details of Mr. Mr. Jamison's compensation for 2011.

(3)	Represents payment for consulting services. Ms. Pressman may be considered an “interested person” because of consulting work performed for us. In 2011 and 2010, she was paid $4,400 and $12,512, respectively, for consulting work for Enumeral Biomedical Corp., one of our portfolio companies. Ms. Pressman's total compensation paid by us and Enumeral Biomedical Corp. for the last two fiscal years is $95,763. She is not standing for re-election.

There are no outstanding option awards to outside directors.

The directors who are not officers receive $1,500 for each meeting of the Board of Directors and $1,500 for each committee meeting they attend, and a monthly retainer of $750. Each non-employee committee Chairman receives an additional monthly retainer of $250. The Lead Independent Director receives an additional monthly retainer of $500.

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SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

(Proposal No. 2)

PricewaterhouseCoopers LLP (“PwC”) has been selected as the independent registered public accounting firm by our Audit Committee and ratified by a majority of our Board, including a majority of the independent directors by vote cast in person, to audit the accounts of the Company for and during the Company's fiscal year ending December 31, 2012. This selection is subject to ratification or rejection by the shareholders of the Company. The Company knows of no direct or indirect financial interest of PwC in the Company.

Representatives of PwC will not attend the Annual Meeting in person but will be available to respond to questions by telephone.

Fees Paid to PwC for 2011 and 2010

PwC performed various audit and other services for us during 2011 and 2010. The following table presents a summary of the 2011 and 2010 fees billed by PwC:

	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit Fees	$390,340	$357,710
Audit-Related Fees	0	0
Tax Fees	79,620	35,000
All Other Fees	1,960	1,633
TOTAL FEES:	$471,920	$394,343

Audit Fees

Audit fees include fees for professional services rendered by PwC, in connection with its annual audit of the Company's consolidated financial statements, reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees.”

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Tax Fees

Tax fees consist of fees billed for professional services for corporate and subsidiary tax compliance, tax advice and tax planning. These services included assistance regarding federal, state, local and international tax compliance.

All Other Fees

All other fees would include fees for products and services other than the services reported above. In 2010 and 2011, these services include an accounting research tool licensed from PwC.

The Audit Committee has determined that the provision of non-audit services that were provided during 2011 is compatible with maintaining PwC's independence in performing audit services for the Company.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of PwC as the independent registered public accounting firm of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “Compensation Discussion & Analysis” and the accompanying tabular and narrative disclosure in this Proxy Statement that are required to be disclosed pursuant to Regulation S-K Item 402.

As described in the section titled “Compensation Discussion & Analysis,” our executive compensation program is designed to attract, motivate and retain employees by providing market-competitive compensation while preserving company resources in order to maintain our leadership position as a venture capital firm specializing in nanotechnology and microsystems. Shareholders are urged to read the Compensation Discussion & Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The Compensation Committee seeks to retain employees and also to ensure that in the future, they are compensated competitively when we recognize gains either through the sale of our portfolio companies or through their completion of IPOs. The Committee believes that retention is especially important for a company of our size (10 employees as of January 1, 2012), the specialized nature of our business and the long-term nature of our venture capital investments.

In 2011, the main elements of our compensation program were base salary, a bonus opportunity and other benefits and perquisites. In 2011, the Compensation Committee did not grant any stock options and decided not to do so at least through the first quarter of 2012. This decision was made in furtherance of the Committee’s goal to align employee and shareholder interests during a period of time when our stock price had not stabilized above NAV.

While the Compensation Committee considers the financial performance of the Company and its portfolio companies when it makes compensation decisions, it is cognizant that based on the nature of making venture capital investments in early-stage companies, most of which are currently privately held, financial performance, including the Company’s stock price, must be considered in the context of the long-term nature of the business.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2012 Annual Meeting:

“RESOLVED, that the shareholders of Harris & Harris Group, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion & Analysis section and the accompanying tabular and narrative disclosure set forth in the Proxy Statement for this Annual Meeting.”

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This vote is merely advisory and will not be binding upon the Company or the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

The Company intends to hold this shareholder advisory vote to approve executive compensation annually until the Company holds its next advisory vote on the frequency of shareholder advisory votes on executive compensation as required pursuant to Section 14A of the 1934 Act.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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APPROVAL OF THE Amended and Restated

Harris & Harris Group, Inc. 2012 Equity Incentive Plan

(Proposal No. 4)

Proposal

On February 29, 2012, our Board of Directors approved the Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the “Amended Stock Plan”), subject to shareholder approval of this Proposal. Since 2006, our Board of Directors has granted stock options as the sole form of long-term equity incentive compensation pursuant to the Harris &Harris Group, Inc. 2006 Equity Incentive Plan (the “Current Stock Plan”), which provides for the issuance of stock options in an aggregate amount of up to 20 percent of our issued and outstanding shares at any given time. The Compensation Committee believes that the use of restricted stock, rather than stock options, going forward would assist us significantly in achieving our intended objectives with respect to long-term equity incentive compensation (see “Reasons for the Proposal” below), and we have been working on receiving exemptive relief from the SEC since 2006 to be able to offer an alternative equity incentive to our employees and directors. On April 3, 2012, we received an exemptive order permitting us to award shares of restricted stock to our employees, officers and non-employee directors, subject to shareholder approval of this Proposal.

The Amended Stock Plan permits the issuance of awards of stock options and restricted stock in an aggregate amount of up to 20 percent of our issued and outstanding shares of common stock (the “Plan Maximum Shares”) as of the effective date of the plan. Under the Amended Stock Plan, all of the Plan Maximum Shares are available for grants of stock options, and half of the Plan Maximum Shares (up to 10 percent of our issued and outstanding common stock as of the effective date of the Amended Stock Plan) is available for grants of restricted stock. We believe that the Amended Stock Plan provides greater value to shareholders because, among other things, it does not contain a provision that automatically increases or decreases the amount of shares subject to awards as the amount of shares issued and outstanding increases or decreases (an “Evergreen Provision”). Although the Amended Stock Plan permits us to continue to grant stock options, our Compensation Committee currently plans to discontinue further grants of stock options under the Amended Stock Plan if it is approved by our shareholders. The Compensation Committee believes that restricted stock is the best method of encouraging stock ownership in the Company by eligible participants by giving them a proprietary interest in the Company’s performance, which more closely aligns compensation with the Company’s performance and provides a means to attract and retain persons of outstanding ability in key positions with the Company. If in the future we successfully grow our assets under management and our NAV, we may choose to increase the number of employees of the Company. The Compensation Committee may or may not choose to consider the use of stock options for incentive compensation of these employees. We believe that with our current size, the use of restricted stock alone will allow the Company to more successfully compete with private sector venture capital firms with respect to hiring and retaining personnel.

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The Company’s Board of Directors and its Compensation Committee, which consists entirely of directors who are not employees of the Company, believe that in light of the Company's plan for growth, stock-based incentive compensation, particularly the award of restricted stock, advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of our shareholders.

We are submitting the Amended Stock Plan to our shareholders for approval in order to comply with the 1940 Act, the exemptive order from the SEC and NASD listing rules, in order to exempt grants under the plan for purposes of Rule 16b under the Exchange Act, and so that awards under the plan intended to qualify as "performance based compensation" under Section 162(m) of the Code may so qualify.

Reasons for the Proposal

The Board of Directors, the Compensation Committee and executive management of the Company believe that, because the market for superior investment professionals is highly competitive, our successful performance depends on our ability to offer fair compensation packages to our key professionals that are competitive with those offered by other alternative asset management firms, particularly private venture capital firms. The highly specialized nature of our business, the competitiveness of the markets in which we operate and the skills and the importance of our employees make retention even more critical. We have not issued any equity-based compensation since 2010. We believe that our ability to offer equity-based compensation to our professionals, which both aligns employee interests with shareholder interests and provides a valuable retention tool, is vital to our future growth and success.

We believe that stock-based compensation advances the interests of the Company, but as a business development company, we are restricted under the 1940 Act in the forms of incentive compensation that we can provide to our employees. We compete with numerous venture capital funds, hedge funds and other investment firms for our investment professionals. Such firms commonly pay to their partners and employees up to 20 percent of the profits (including capital gains), or carried interest, of each newly raised fund under management. The 1940 Act generally prohibits us from compensating our officers in this manner as long as we are internally managed. We have established our equity based incentive program based on these considerations.

Since 2006, our Board of Directors has granted stock options as the sole long-term equity incentive pursuant to the Current Stock Plan. The Compensation Committee believes that the use of restricted stock will allow the Company to better achieve its intended objectives with respect to long-term equity compensation because it is more attractive from both the shareholder and employee perspective. For example, with our small market capitalization and float, the cashless exercise of stock options and sale of the underlying shares by employees in pre-arranged trading plans under SEC Rule 10b5-1 can potentially put downward pressure on our stock price and may result in mixed signals to the market. Currently, none of our named executive officers or other employees have a pre-arranged trading plan in place. We believe that grants of restricted stock in lieu of stock options will help alleviate these concerns.

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As a result of our annual review of our long-term equity incentive program, on June 2, 2010, we announced that the Compensation Committee had indefinitely cancelled its previously scheduled meetings for the purpose of awarding stock options pursuant to the Current Stock Plan, and that the Compensation Committee would not award stock options for at least one year from the date of the announcement. The Compensation Committee also decided that any future grants of stock options, if they occur, will not be awarded at a price below the NAV of our common stock. On August 3, 2011, the Compensation Committee decided that it would not award stock options pursuant to the Current Stock Plan through the first quarter of 2012. On November 2, 2011, the Compensation Committee decided that it would discontinue the use of stock options for the foreseeable future if shareholders approved the use of restricted stock.

On February 29, 2012, our Board of Directors adopted the Amended Stock Plan, subject to shareholder approval, and recommended that it be submitted to our shareholders for their approval at the Annual Meeting. The Board of Directors recommends approval of the Amended Stock Plan, which provides for the periodic issuance of shares of restricted stock for our employees, officers and our non-employee directors and stock options for our employees and officers. Although the Compensation Committee believes it is in the best interest of the Company to maintain the flexibility to grant either stock options or restricted stock subject to the maximum limits discussed above, if the Amended Stock Plan is approved by shareholders, the Compensation Committee currently does not plan to grant any further stock options for the foreseeable future. If the Compensation Committee is unable to grant restricted stock as a result of this Proposal not being approved by our shareholders, it may re-evaluate its decision to discontinue the use of stock options.

The Amended Stock Plan would enable us to offer our employees, officers and non-employee directors compensation packages that are competitive with those offered by our competitors and the Referenced Group, with less dilution to shareholders than would be the case in connection with granting stock options. In the case of stock options, compensation from awards results from the difference between the exercise price of a stock option and the current market price of the stock. As such, in many cases it takes significantly more stock options to generate the same level of compensation achieved with the issuance of restricted stock, and therefore the issuance of stock options may create substantial additional dilution to shareholders. Additionally, we believe that the use of restricted stock would enhance our ability to hire and retain senior management and other key personnel. Ultimately, our ability to (1) identify investment opportunities in the marketplace, (2) make successful investments in our portfolio companies, and (3) provide managerial assistance to our portfolio companies, is highly dependent upon the abilities, performance records and reputations of our deal team members.

Further, we believe that the Amended Stock Plan is more beneficial to shareholders than the Current Stock Plan. The Current Stock Plan contains an Evergreen Provision. Thus, the number of shares of stock able to be reserved for the grant of awards under the Current Stock Plan may be increased (or decreased) along with the number of shares of stock issued and outstanding at any given time. The Amended Stock Plan does not contain the Evergreen Provision. As a result, the Company would be required to obtain shareholder approval prior to increasing the number of restricted shares or stock options available for grant pursuant to the Amended Stock Plan beyond 20 percent of the total shares of stock issued and outstanding as of the effective date of the Amended Stock Plan.

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The significant differences between the Current Stock Plan and the Amended Stock Plan are summarized in the table below:

Current Stock Plan	Amended Stock Plan
The Compensation Committee may grant stock options to employees up to 20 percent of the issued and outstanding shares at any given time	The Compensation Committee may grant awards up to 20 percent of issued and outstanding shares as of the date of the Annual Meeting, up to half of which may be granted as restricted stock and all of which may be granted as stock options, although the Compensation Committee intends not to grant any stock options for the foreseeable future
Contains an Evergreen Provision	Contains No Evergreen Provision
Permits grants of stock options only to employees	Permits grants of stock options to employees and officers and restricted stock awards to employees, officers and non-employee directors
The exercise of stock options involves the exercise and sale of shares in the public markets, subject to the Company’s share retention guidelines	Exercise of stock options remains the same; sales of restricted stock would not be permitted until each named executive officer reach certain share thresholds pursuant to the Company’s share retention guidelines.

The effective date of the Amended Stock Plan is the date on which it is approved by our shareholders. If our shareholders approve this Proposal at the Annual Meeting, the effective date of the Amended Stock Plan will be June 7, 2012. If our shareholders do not approve the Amended Stock Plan, the Current Stock Plan will remain in effect. Other than the Current Stock Plan, we have no plan in effect under which options and stock-based awards may be granted.

The following is a summary of certain principal features of the Amended Stock Plan. This summary is qualified in its entirety by reference to the complete text of the Amended Stock Plan. You are urged to read the actual text of the Amended Stock Plan in its entirety, which is set forth in Appendix A and incorporated by reference in this Proxy Statement.

Shares Available for Awards

Under the Amended Stock Plan, a maximum of 20 percent of our total shares of common stock issued and outstanding, calculated on a fully diluted basis, will be available for awards under the Amended Stock Plan as of the Annual Meeting date. Up to 10 percent of our total issued and outstanding shares will be available for grants of restricted stock. We expect to have 31,000,601 shares outstanding on the date of the Annual Meeting. Therefore, there would be 6,200,120 shares available for grant pursuant to the Amended Stock Plan. Three million three hundred eighty-nine thousand one hundred seventeen (3,389,117) shares of those shares are currently subject to stock options. Therefore, approximately 2,811,003 shares of common stock would be available for grants of restricted stock as of the Annual Meeting date if this Proposal is approved. Under the Amended Stock Plan, no more than 50 percent of the shares of stock reserved for the grant of the awards under the Amended Stock Plan (up to an aggregate of 3,100,060 shares) may be restricted stock awards at any time during the term of the Amended Stock Plan. As of April 11, 2012, the closing price of our common stock on the Nasdaq Global Market was $3.98 per share.

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Shares issued under the Amended Stock Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares will again be available for awards under the plan.

No more than 1,000,000 shares of our common stock may be made subject to awards under the plan to any individual in any year. In the event that the Compensation Committee determines that any corporate event, such as a stock split, dividend or other distribution (including deemed dividends), reorganization, merger, consolidation, repurchase or share exchange, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the performance goals applicable to outstanding awards.

The table below summarizes the options granted as of December 31, 2011 and to date.

Securities Authorized for Issuance Under Equity Compensation Plans

Number of Awards Granted to Employees.    The number of Awards that an employee may receive under the Current Stock Plan or the Amended Stock Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance. The following table sets forth the aggregate number of shares of common stock subject to options granted under the Current Stock Plan since its inception in 2006 to (1) the named executive officers, including the average per share exercise price of such options, and the dollar value of the options (2) all current executive officers as a group, and (3) all employees, including all current officers who are not executive officers, as a group. There were no stock option grants under the Current Stock Plan during the fiscal year ended December 31, 2011.

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		Weighted
	Number of	Average Per	Dollar Value
	Options	Share Exercise	of Stock
	Granted (#)(1)	Price ($)	Options ($)(2)

Name of Individual or Group

Douglas W. Jamison, Chairman, Chief Executive Officer and a Managing Director	1,356,442	$8.79	$4,237,864

Daniel B. Wolfe, President, Chief Financial Officer, Chief Operating Officer and a Managing Director	866,442	$7.84	$2,883,023

Alexei A. Andreev, Executive Vice President, and a Managing Director	1,306,442	$8.70	$4,080,717

Misti Ushio, Executive Vice President and a Managing Director	196,689	$6.91	$577,032

Sandra M. Forman, General Counsel, Chief Compliance Officer, Director of Human Resources and Corporate Secretary	780,789	$8.77	$2,615,337

All executive officers, as a group	4,684,768	$8.52	$15,296,336

All employees who are not executive officers, as a group	325,596	$9.78	$2,087,342

(1)	Since the Current Stock Plan was adopted in 2006, through December 31, 2011, 1,731,638 stock options, or approximately 44 percent of vested stock options, expired unexercised for the 2011 named executive officers. By expiring unexercised, these 1,731,638 stock options resulted in no cash compensation or increased ownership in the Company by their recipients. Additionally, shareholders were not diluted by these 1,731,638 stock options. The expenses accrued for these stock options in current and previous fiscal periods were not realized as an actual cash expense by the Company.

(2)	The figures in this column do not represent amounts actually paid to the employees but represent the GAAP-based grant date fair value for all options granted. We use the Black-Scholes and Lattice models to calculate compensation cost under GAAP. You may find more information about the assumptions we use in the Black-Scholes and Lattice models in our Annual Report on Form 10-K in Note 7. Stock-Based Compensation. These options may or may not be actually exercised prior to their expiration dates.

Eligibility

The persons eligible to receive awards under the Amended Stock Plan are the members of our Board of Directors who are not employees of the Company, employee directors, officers, and other employees. Any shares of restricted stock or stock options that we grant under the Amended Stock Plan will be for compensatory purposes only and will not involve payment of any cash consideration by any participant to us. As of the date of the Annual Meeting, approximately 18 persons will be eligible for participation in the plan, which includes five named executive officers, six other employees and seven non-employee directors.

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Administration

The Amended Stock Plan is to be administered by the Compensation Committee, which is comprised solely of directors who are considered independent under the applicable listing standards of the Nasdaq Stock Market and are not “interested persons” of the Company as such term is defined in Section 2(a)(19) of the 1940 Act. Subject to the terms and conditions of the Amended Stock Plan and the 1940 Act, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specific times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended Stock Plan, and make all other determinations which may be necessary or advisable for the administration of the Amended Stock Plan. In addition, the entire Board of Directors may itself act to administer the Amended Stock Plan.

General Terms of Awards

Our Compensation Committee is authorized to grant restricted stock awards. All restricted stock granted under the Amended Stock Plan will be evidenced by an agreement containing such terms and conditions as the Compensation Committee may determine. A grant of restricted stock is a grant of shares of our common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus the restricted stock granted is restricted as to transferability until such forfeiture restrictions have lapsed. The forfeiture restrictions on the restricted stock granted to non-employee directors pursuant to the Amended Stock Plan are intended to relate to continued service on our Board of Directors, and one-third of such shares granted will vest each year for three years after the date of grant.

If in the future stock options are granted under the Amended Stock Plan, the terms and conditions of stock options granted under the plan will be determined by the Compensation Committee and set forth in an award agreement between the Company and the participant. The exercise price of an option granted under the plan will not be less than the fair market value of our common stock on the date of grant. The vesting of a stock option will be subject to such conditions as the Compensation Committee may determine.

We will account for the Amended Stock Plan in accordance with the provisions of ASC 718, "Share-Based Payments," which requires us to record the fair value of stock-based compensation arrangements on the date they are granted to employees as a liability or as a component of equity, depending on whether the obligations can be settled in cash or stock. Regardless of treatment as a liability or as a component of equity, these amounts must be expensed over the vesting period of the compensation arrangements. Under ASC 718, we will be required to select a valuation technique or option-pricing model that meets the criteria as stated in the standard.

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Unless earlier terminated by our Board of Directors, the Amended Stock Plan will expire on the 10th anniversary of the date on which it is approved by our shareholders. The expiration of the Amended Stock Plan will not by itself adversely affect the rights of participants under awards that are outstanding at the time the Amended Stock Plan expires. Our Board of Directors may terminate, modify or suspend the plan at any time, provided that no modification of the plan will be effective unless and until any required shareholder approval has been obtained. The Compensation Committee may terminate, modify or amend any outstanding award under the Amended Stock Plan at any time, provided that in such event, the award holder may exercise any vested options prior to such termination of such award.

Since awards granted under the Amended Stock Plan will be determined by our Compensation Committee and may vary from year to year and from participant to participant, benefits to be paid under the plan are not determinable at this time and are not determinable with respect to our last completed fiscal year assuming that the Amended Stock Plan had been in effect during such time.

Use of Restricted Stock

The Amended Stock Plan contemplates, among other things, grants of restricted stock. A grant of restricted stock is a grant of shares of our common stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until the forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the Amended Stock Plan may relate to continued employment with us (lapsing either on an annual or other periodic basis or on a “cliff” basis (at the end of a stated period of time) or other restrictions deemed by our Compensation Committee from time to time to be appropriate and in our and our shareholders’ best interests, including the achievement of performance goals. Our Compensation Committee currently plans that the forfeiture restrictions for restricted stock granted to employees would lapse based on a combination of time and increases to NAV and share price.

Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Compensation Committee. An award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Compensation Committee.

We believe that the particular characteristics of our business, including our dependence on key personnel to conduct our business effectively and the competitive environment in which we operate, require the use of equity-based compensation for our personnel. We strongly believe that the most appropriate form of equity-based compensation that we can offer is restricted stock. Relative to other forms of equity-based compensation, we believe that restricted stock will allow us to (1) develop superior alignment in shareholder interests and the interests of our employees and non-employee directors; (2) manage dilution associated with equity-based compensation; (3) preserve our cash and (4) match the return expectations of the business more closely with our equity-based compensation. We believe that restricted stock has a clear and meaningful benefit to our shareholders and our business prospects.

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Alignment of our business plans, shareholders’ expectations and employee compensation is an essential component of our long-term business success. Our business plan involves managing investments over an extended period of time. Our success is dependent on our ability to grow NAV, which we believe is the only way to increase our stock price over a sustained period of time. Our strategy is to generate capital gains from investments in privately held and publicly traded small businesses. We have also implemented a strategy to grow assets under management (“AUM”) by raising and managing third-party funds, which will benefit shareholders of the Company by enabling us to invest more capital into our portfolio companies and reduce expenses by offsetting them with management fees. We are restricted by 1940 Act regulations as to how we can compensate our employees for the expansion of our business, particularly if we remain an internally managed company. As a result, the Compensation Committee currently believes that restricted stock is the preferred method of long-term incentive compensation to retain our employees as their roles expand with our growing business.

We believe that restricted stock motivates behavior that will encourage our continued growth and increase return expectations. Our primary strategy is to make venture capital investments in portfolio companies that can take five to ten years to mature. We believe that the use of restricted stock, with forfeiture provisions lapsing with a combination of time, NAV appreciation and stock price appreciation, more closely aligns our employees with our strategy, as compared with our previous use of stock options that have generally vested based solely on time. Shares of restricted stock that are subject to forfeiture provisions should allow us to set objectives and provide meaningful rewards over time to employees who effectuate the targeted outcome of appreciation in NAV and stock price.

The SEC has granted us an order authorizing the issuance of restricted stock to our non-employee directors, executives and employees. (See “Annual Awards; SEC Order and Limitation” below).

Use of Stock Options

The Compensation Committee is authorized to grant non-qualified stock options (“NQSOs”). The exercise price of an option is determined by the Compensation Committee, but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Compensation Committee, subject to a restriction that no option may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in cash, through broker-assisted cashless exercise procedures or by surrender of other outstanding awards having a fair market value equal to the exercise price. Under the terms of the Amended Stock Plan, stock options, once granted, may not be re-priced; however, they remain subject to all of the other terms and conditions of the Amended Stock Plan. Under the terms of the Amended Stock Plan, stock options may be granted to employees, but may not be granted to non-employee directors.

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Performance Goals.

An award under the Amended Stock Plan consists of a right to receive an option or restricted stock, which may be made subject to the attainment of one or more performance goals. The performance goals may be set forth in an award agreement containing such terms and conditions as the Compensation Committee may determine or may be used as a basis on which to determine the amount of or the right to an award. The Compensation Committee has not historically based vesting or other rights under options on the attainment of performance goals and does not expect to do so in the future; however, the Compensation Committee expects that awards of restricted stock under the Amended Stock Plan may be conditioned on attainment of performance goals. The Amended Stock Plan provides that performance goals may be based on one or more of the following criteria, determined by the Compensation Committee in accordance with generally accepted accounting principles, where applicable:

•	pre-tax income or after-tax income;
•	cumulative realized and unrealized net appreciation;
•	stock price or total shareholder return;
•	expense efficiency ratios, expense management, operating margin, net operating margin, or net revenue yield on AUM;
•	return on capital (including return on total capital or return on invested capital) or return on investment;
•	increases in NAV;
•	AUM, global growth (e.g., growth in international AUM), business expansion or consolidation, becoming a recognized leader in area or industry; or
•	any other criteria determined by the Board to be appropriate.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a subsidiary of the Company, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance goals is subject to certification by the Compensation Committee.

Vesting, Forfeitures, and Acceleration

The Compensation Committee may, in its discretion, determine the vesting schedule of options and restricted stock awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and restricted stock awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions on any award.

Annual Awards; SEC Order and Limitation

The SEC has granted us an order (the “Order”) that authorizes us to issue shares of restricted stock to our non-employee directors, officers and employees, subject to shareholder approval of the Amended Stock Plan at the Annual Meeting. Awards under the Amended Stock Plan will comply with all aspects of the Order, including the following:

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•	each issuance of restricted stock to an officer or employee will be approved by a required majority of our Board of Directors, as defined under the 1940 Act, on the basis that such award is in the best interests of the Company and its shareholders;

•	each issuance of restricted stock to our non-employee directors will be made in accordance with the schedule described below in this Proxy Statement;

•	the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued and outstanding pursuant to the Amended Stock Plan, will not at the time of issuance of any warrant, option, right or share of restricted stock under the Amended Stock Plan, exceed 20 percent of the Company’s issued and outstanding voting securities;

•	the amount of restricted stock issued and outstanding will not at the time of issuance of any shares of restricted stock exceed ten percent of the Company’s outstanding voting securities; and

•	the Company’s Board of Directors will review the Amended Stock Plan at least annually. In addition, the Board of Directors will review periodically the potential impact that the issuance of restricted stock under the Amended Stock Plan could have on the Company’s earnings and NAV, such review to take place prior to any decisions to grant restricted stock under the Plan, but in no event less frequently than annually. Adequate procedures and records will be maintained to permit such review. The Board of Directors will be authorized to take appropriate steps to ensure that the issuance of restricted stock under the Amended Stock Plan will be in the best interest of the Company and its shareholders. This authority will include the authority to prevent or limit the granting of additional restricted stock under the Amended Stock Plan. All records maintained pursuant to this condition will be subject to examination by the SEC and its staff.

Under the Amended Stock Plan, non-employee directors will each receive a grant of up to 2,000 shares of restricted stock at the beginning of each one-year term of service on the Board of Directors, for which forfeiture restrictions will lapse with respect to one-third of such shares granted each year on the anniversary of the date of grant for three years. Grants of awards to non-employee directors under the Amended Stock Plan may not be changed without further approval from the SEC.

Amendment and Termination

Our Board of Directors may modify, revise or terminate the Amended Stock Plan at any time and from time to time, subject to the terms of (1) the Order, (2) our certificate of incorporation and by-laws and (3) applicable law, including any requirement that such modification, revision or termination be approved by our shareholders. No awards under this Amended Stock Plan may be made after June 7, 2022, assuming that our shareholders approve this Proposal at the Annual Meeting.

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Certain Federal Income Tax Effects

The following discussion of certain relevant federal income tax effects applicable to equity awards granted under the Amended Stock Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. Different rules may apply in the case of a participant that is subject to the reporting requirements of Section 16(a) of the 1934 Act. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant, and should not be relied upon as tax advice.

Restricted Stock

Generally, a grant under the plan of shares of our common stock which is subject to vesting and transfer restrictions, will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to us in the year of the grant. Instead, the value of the shares will generally be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares on the date of grant as ordinary income in the year of the grant, provided the recipient makes the election within 30 days after the date of the grant. In any case, we would receive a deduction corresponding to the amount of compensation included in the recipient’s income in the year in which that amount is so included. However, unless the Company has ordinary income (as distinct from capital gains) in excess of such deductions and its other expenses, the Company will be unable to utilize such deductions.

In accordance with applicable regulations, we will require any employee who is a recipient to pay to us an amount sufficient to satisfy required tax withholding in respect of such compensation income at the time the restrictions on the shares lapse or the recipient makes a Section 83(b) election. The SEC Order permits us to withhold shares to satisfy the tax withholding, rather than require employees to pay us cash. If we withhold shares to satisfy this tax withholding obligation, instead of requiring the payment of cash, the employee will nonetheless will be required to include in income the fair market value of the shares withheld.

Non-Qualified Stock Options

A participant generally will not be taxed upon the grant of a NQSO. Rather, at the time of exercise of such NQSO, the option holder will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the option holder recognizes as ordinary income. However, unless the Company has ordinary income (as distinct from capital gains) in excess of such deductions and its other expenses, the Company will be unable to utilize such deductions. If shares acquired upon exercise of an NQSO are later sold or exchanged, then the difference between the amount received upon such sale, exchange or disposition and the fair market value of such stock on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the holder) depending upon the length of time such shares were held by the holder.

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In accordance with applicable regulations, we will require any employee who exercises an option to pay to us an amount sufficient to satisfy required tax withholding in respect of such compensation income at the time of exercise. The SEC Order permits us to withhold shares to satisfy the tax withholding, rather than require employees to pay us cash. If we withhold shares to satisfy this tax withholding obligation, instead of requiring the payment of cash, the employee will nonetheless will be required to include in income the fair market value of the shares withheld.

Exercise with Shares

Based upon a published ruling of the Internal Revenue Service, a participant who pays the exercise price upon exercise of an NQSO, in whole or in part, by delivering shares of the Company's common stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs. With respect to shares acquired upon exercise equal in number to the shares surrendered, the basis per share will be equal to the basis per share of the shares surrendered, and the holding period for capital gains purposes will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

Limit on Deduction

Section 162(m) of the Code places a $1 million annual limit on the compensation deductible by the Company paid to certain of its executives. The limit does not, however, apply to “qualified performance-based compensation.” The Company believes that awards of options under the Amended Stock Plan, if any, will qualify for the qualified performance-based compensation exception to the deductibility limit. In addition, the Compensation Committee will have the ability under the Amended Stock Plan to base eligibility for a grant of restricted stock or vesting of a restricted stock grant on the attainment of certain performance goals, as described above. To the extent that the Compensation Committee does so, the Company believes that those grants should generally qualify for the qualified performance-based compensation exception to the deductibility limit.

Other Tax Consequences.

State tax consequences may in some cases differ from those described above. In addition, Awards made under the Amended Stock Plan may be made to persons who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

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OTHER BUSINESS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this Proxy Statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

Annual Reports on Form 10-K

Our Annual Report on Form 10-K, as filed with the SEC, is being delivered with this Proxy Statement.

We undertake to provide, without charge, to each shareholder as of April 11, 2012, upon the written request of such shareholder, a copy of our Annual Report on Form 10-K and/or our last Quarterly Report on Form 10-Q, including the financial statements and the financial statement schedules, required to be filed with the SEC for our most recent fiscal year and/or quarter. Any shareholder who would like to request a copy of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q may do so by calling toll-free 1-877-846-9832 or submitting a written request to the following address, which shall contain a representation in good faith that such shareholder was a beneficial owner, as of April 11, 2012, of our securities, entitled to vote:

Investor Relations
Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, NY 10018

By Order of the Board of Directors,
New York, New York
April 27, 2012	Sandra M. Forman
Corporate Secretary

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Appendix A

AMENDED AND RESTATED

HARRIS & HARRIS GROUP, INC.

2012 EQUITY INCENTIVE PLAN

1.	Purpose; Types of Awards; Construction.

The purposes of the Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the "Plan") are to enable Harris & Harris Group, Inc. (the "Company") to afford an incentive to Non-Employee Directors and employee directors, selected officers and other employees of the Company to continue as Non-Employee Directors, officers and employees, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the business of the Company. The Plan provides for the grant of Options and Restricted Stock. The Plan is designed so that Awards granted hereunder that are intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code may comply with such requirements.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     "Act" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

(b)     "Award" means any Option or Restricted Stock award granted under the Plan.

(c)     "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

(d)     "Board" means the Board of Directors of the Company.

(e)     "Change in Control" means the occurrence of any of the following:

(i)     any Person is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below; or

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(ii)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation (B) if there is no such parent, of the Company or such surviving entity; or

(iv)     the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g)     "Compensation Committee" means the Compensation Committee of the Board, which may be designated by the Board to administer the Plan, and the composition of which shall at all times consist of "non-employee directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code.

(h)     "Company" means Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

(i)     "Effective Date" means ______________, the date on which the Plan is approved by the Company’s stockholders.

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(j)     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k)     "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board in good faith, the per share Fair Market Value of Stock as of a particular date shall mean the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the date on which the last of the approvals required by the Act for any particular grant has been obtained.

(l)     "Option" means a right, granted to a Participant under Section 6(b)(i), to purchase shares of Stock.

(m)     "Non-Employee Director" means a member of the Board who is not an employee of the Company.

(n)     "Participant" means a person who, as a Non-Employee Director, employee director, officer or other employee of the Company has been granted an Award under the Plan.

(o)     "Performance Goals" means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable: (i) pre-tax income or after-tax income; (ii) cumulative realized and unrealized net appreciation; (iii) stock price or total stockholder return; (iv) expense efficiency ratios, expense management, operating margin, net operating margin, or net revenue yield on assets under management (AUM); (v) return on capital (including return on total capital or return on invested capital) or return on investment; (vi) increases in net asset value and/or net asset value per share; (vii) AUM, global growth (e.g., growth in international AUM), business expansion or consolidation, becoming a recognized leader in area or industry; or (viii) any other criteria determined by the Board to be appropriate. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a subsidiary of the Company, all as determined by the Board.   The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Board. The Board shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

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(p)     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(q)     "Plan" means this Harris & Harris Group, Inc. 2012 Equity Incentive Plan, as amended from time to time.

(r)     "Required Majority" shall have the meaning given in Section 57(o) of the Act.

(s)     "Restricted Stock" means a grant of shares of Stock to a Participant under Section 6(b)(ii) that are subject to certain restrictions and to a risk of forfeiture.

(t)     "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the SEC under Section 16 of the Exchange Act, including any successor to such Rule.

(u)     "SEC" means the U.S. Securities and Exchange Commission.

(v)     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(w)     "Stock" means shares of the common stock, par value $0.01 per share, of the Company.

3.	Administration.

The Plan shall be administered by the Board. The Board may appoint the Compensation Committee to administer all or a portion of the Plan and to make recommendations to the Board with respect to the Plan and any Award. To the extent that the Board appoints the Compensation Committee to administer all or a portion of the Plan, references in the Plan to "the Board" shall be references to "the Compensation Committee." The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Compensation Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or the Compensation Committee or person may have under the Plan. Each award of Options or Restricted Stock to employees shall be approved by the Required Majority on the basis that such issuance is in the best interests of the Company and its stockholders.

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The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom and the time or times at which Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award, including but not limited to the effect of a Change in Control on an Award; (iv) determine Performance Goals no later than such time as required to ensure that an underlying Award that is intended to comply with the requirements of Section 162(m) of the Code so complies; (v) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (vi) make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; (vii) construe and interpret the Plan and any Award; (viii) prescribe, amend and rescind rules and regulations relating to the Plan; (ix) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (x) make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding any other provision of the Plan or any Award Agreement, the Board shall not take any action that would have the effect of reducing the exercise or purchase price of any Award, whether by means of repricing or cancellation and regrant of the Award, without having first obtained the approval of the Company's stockholders.

All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including but not limited to the Company, any subsidiary of the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder. No member of the Board or Compensation Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to Persons who at the time of grant are natural persons who are Non-Employee Directors, employee directors, officers and other employees of the Company, in the discretion of the Board. In determining the Persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The total number of shares of Stock reserved for the grant of Awards under the Plan shall be ________________________. All shares of Stock reserved for the grant of Awards under the Plan may be made subject to Options granted under the Plan; provided, however, that up to fifty percent (50%) of the shares of Stock reserved for the grant of Awards under the Plan may be subject to Restricted Stock Awards at any time during the term of the Plan, subject to adjustment as provided herein. No more than 1,000,000 shares of Stock may be made subject to Awards granted to any Participant in any year, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, deemed dividends or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of: (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; and (iv) the Performance Goals applicable to outstanding Awards. In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

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6.	Terms of Awards.

(a)     General. The term of each Award shall be for such period as may be determined by the Board. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

(b)     Terms of Specified Awards. The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or and payment thereof contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter, including the effect, if any, of a Change in Control on such Award.

(i)     Options. The Board is authorized to grant Options to Participants on the following terms and conditions:

(A)     Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as a "non-qualified stock option" ("NQSO").

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(B)     Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Board, but in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash, through a "broker cashless exercise" procedure approved by the Board (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Participant may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(C)     Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided, that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(D)     Awards to Non-Employee Directors. Options shall not be granted to Non-Employee Directors.

(E)     Termination of Employment. An Option may not be exercised unless: (1) the Participant is then a director of, in the employ of, or providing services to the Company; and (2) the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain or be amended to contain provisions providing for the exercisability of any Option until not later than the expiration date of such Option.

(F)     Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Board may prescribe in its discretion or as may be required by applicable law.

(ii)     Restricted Stock. The Board is authorized to grant Restricted Stock to Participants in any category, including Non-Employee Directors, on the following terms and conditions:

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(A)     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine. The Board may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Unless otherwise determined by the Board, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends, including deemed dividends, thereon.

(B)     Forfeiture. Upon termination of a Participant's employment or director relationship with the Company during the applicable restriction period, the Participant's Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from any cause, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C)     Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D)     Dividends. Dividends, including deemed dividends, paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Board, in cash or in shares of Stock having a Fair Market Value equal to the amount of such dividends. If payment of such dividends is deferred, the payment date therefore shall be set forth in writing to the extent that the payment of such dividends is not subject to forfeiture. Unless otherwise determined by the Board, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(E)     Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, each Participant who is a Non-Employee Director shall be granted up to 2,000 shares of Restricted Stock on the date of each annual meeting of stockholders at which such director is elected to serve a one-year term on the Board. One-third of such shares of Restricted Stock shall vest on each of the next three anniversaries of the date of grant, provided that such Participant's director relationship continues until the applicable date.

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7.	General Provisions.

(a)     Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Restricted Stock may not be transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant during the restricted period except for disposition by will or intestacy.

(b)     No Right to Continued Employment. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment or director relationship.

(c)     Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. The Board may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

(d)     Stockholder Approval; Amendment and Termination.

(i)     The Plan shall take effect upon the approval of the stockholders of the Company.

(ii)     The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Board may at any time and from time to time alter, amend, suspend or terminate an outstanding Award in whole or in part; provided, that in the event an outstanding Option is to be terminated pursuant to this clause (ii), the Option holder may be given sufficient notice of such termination to permit the exercise of the then-vested portion of such Option prior to such Award termination.

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(e)     Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. Without prejudice to the authority of the Board under Section 7(d)(ii), the expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted.

(f)     Deferrals. The Board shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

(g)     No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h)     Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(i)     No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)     Regulations and Other Approvals.

(i)     The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii)     Notwithstanding any other provision of the Plan or any Award Agreement, no Award shall be granted to any Participant or become vested or exercisable, be exercised or settled, to the extent such grant, vesting, exercise or other settlement of such Award would cause the Company to not be in compliance with the applicable provisions of the Act.

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(iii)     Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(iv)     In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(v)     The Board may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or "lock-up" agreement in such form as the Board shall determine is necessary or desirable to further the Company's interests.

(k)     Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

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ANNUAL MEETING OF SHAREHOLDERS OF

HARRIS & HARRIS GROUP, INC.

June 7, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.hhvc.com/financials.cfm

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830303000000000000 2 060712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ W. DILLAWAY AYRES, JR.
- ○ DR. PHILLIP A. BAUMAN
- ○ DOUGLAS W. JAMISON
- ○ LUCIO L. LANZA
- ○ CHARLES E. RAMSEY
- ○ JAMES E. ROBERTS
- ○ RICHARD P. SHANLEY
- ○ BRUCE W. SHEWMAKER

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

At their discretion, the Proxies are authorized to vote upon such other business, including postponements or adjournments, as may properly come before the meeting or any postponements or adjournments thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

HARRIS & HARRIS GROUP, INC.

1450 Broadway
New York, NY 10018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DOUGLAS W. JAMISON, DANIEL B. WOLFE and SANDRA M. FORMAN and each of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders to be held on June 7, 2012, or at any postponements or adjournments thereof, to represent and to vote all the shares of common stock of Harris & Harris Group, Inc. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the following matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors recommends a vote "FOR" all the nominees listed in Item 1 and "FOR" Items 2, 3 and 4.

When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" the nominees listed in Item 1 and "FOR" Items 2, 3 and 4.

(Continued and to be signed on the reverse side)

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